                                                                     Exhibit 4.3


                                                                [Conformed copy]
                                                            File No. 28692-00500

================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                November 9, 1999

                                 --------------

                          NEXTEL COMMUNICATIONS, INC.,

                             NEXTEL FINANCE COMPANY

                                 --------------

                              CHASE SECURITIES INC.
                         BANC OF AMERICA SECURITIES LLC,
                  as Joint Book Managers and Co-Lead Arrangers

                                 --------------

                             CHASE SECURITIES INC.,
                              as Syndication Agent

                                 --------------

                         BANC OF AMERICA SECURITIES LLC
    BARCLAYS CAPITAL (the investment banking division of Barclays Bank Plc), as Documentation Agents

                                 --------------

                              CHASE SECURITIES INC.
                         BANC OF AMERICA SECURITIES LLC
     BARCLAYS CAPITAL (the investment banking division of Barclays Bank Plc)
                            TD SECURITIES (USA) INC.
                             THE BANK OF NOVA SCOTIA
                           CREDIT SUISSE FIRST BOSTON
                          DEUTSCHE BANK SECURITIES INC.

                                  as Arrangers

                                 --------------

                         TORONTO DOMINION (TEXAS) INC.,
                             as Administrative Agent

                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent

================================================================================

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Classification of Loans and Borrowings.........................28
SECTION 1.03.  Terms Generally................................................28
SECTION 1.04.  Accounting Terms; GAAP.........................................29
SECTION 1.05.  Tax Sharing Agreement..........................................29


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments....................................................29
SECTION 2.02.  Loans and Borrowings...........................................33
SECTION 2.03.  Requests for Borrowings........................................33
SECTION 2.04.  Letters of Credit..............................................34
SECTION 2.05.  Funding of Borrowings..........................................38
SECTION 2.06.  Interest Elections.............................................38
SECTION 2.07.  Termination and Reduction of Commitments.......................40
SECTION 2.08.  Repayment of Loans; Evidence of Debt...........................42
SECTION 2.09.  Prepayment of Loans............................................46
SECTION 2.10.  Fees...........................................................51
SECTION 2.11.  Interest.......................................................53
SECTION 2.12.  Alternate Rate of Interest.....................................54
SECTION 2.13.  Increased Costs................................................54
SECTION 2.14.  Break Funding Payments.........................................55
SECTION 2.15.  Taxes..........................................................56
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-Offs....57
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.................59


                               ARTICLE III

                            GUARANTEE BY NCI

SECTION 3.01.  The Guarantee..................................................60
SECTION 3.02.  Obligations Unconditional......................................60
SECTION 3.03.  Reinstatement..................................................61



                                      (i)

SECTION 3.04.  Subrogation....................................................61
SECTION 3.05.  Remedies.......................................................62
SECTION 3.06.  Instrument for the Payment of Money............................62
SECTION 3.07.  Continuing Guarantee...........................................62


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization; Powers...........................................62
SECTION 4.02.  Authorization; Enforceability..................................62
SECTION 4.03.  Governmental Approvals; No Conflicts...........................63
SECTION 4.04.  Financial Condition; No Material Adverse Change................63
SECTION 4.05.  Properties.....................................................64
SECTION 4.06.  Litigation and Environmental Matters...........................64
SECTION 4.07.  Compliance with Laws and Agreements............................65
SECTION 4.08.  Investment and Holding Company Status..........................65
SECTION 4.09.  Taxes..........................................................65
SECTION 4.10.  ERISA..........................................................65
SECTION 4.11.  Disclosure.....................................................65
SECTION 4.12.  Material Agreements and Liens..................................66
SECTION 4.13.  Regulatory Matters.............................................66
SECTION 4.14.  Subsidiaries...................................................67
SECTION 4.15.  Capitalization of Credit Parties...............................68
SECTION 4.16.  Public Note Indentures.........................................68
SECTION 4.17.  Certain Additional Agreements..................................68


                                    ARTICLE V

                                   CONDITIONS

SECTION 5.01.  Effective Date.................................................68
SECTION 5.02.  Each Extension of Credit.......................................70


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

SECTION 6.01.  Financial Statements and Other Information.....................71
SECTION 6.02.  Notices of Material Events.....................................73
SECTION 6.03.  Existence; Conduct of Business.................................74
SECTION 6.04.  Payment of Obligations.........................................75
SECTION 6.05.  Maintenance of Properties; Insurance...........................75
SECTION 6.06.  Books and Records; Inspection Rights...........................75
SECTION 6.07.  Fiscal Year....................................................75



                                      (ii)

SECTION 6.08.  Compliance with Laws...........................................75
SECTION 6.09.  Use of Proceeds................................................75
SECTION 6.10.  Hedging Agreements.............................................76
SECTION 6.11.  Certain Obligations Respecting Subsidiaries and
                 Collateral Security..........................................76
SECTION 6.12.  Designation of Off-Balance Sheet Companies.....................77


                                   ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.01.  Indebtedness...................................................79
SECTION 7.02.  Liens..........................................................82
SECTION 7.03.  Fundamental Changes............................................83
SECTION 7.04.  Investments and Acquisitions; Hedging Agreements...............85
SECTION 7.05.  Restricted Payments............................................88
SECTION 7.06.  Transactions with Affiliates...................................89
SECTION 7.07.  Restrictive Agreements.........................................90
SECTION 7.08.  Certain Financial and Other Covenants..........................90
SECTION 7.09.  Lines of Business, Etc.........................................91
SECTION 7.10.  Modifications to Certain Agreements............................92


                                  ARTICLE VIII

                EVENTS OF DEFAULT.............................................93


                                   ARTICLE IX

                THE AGENTS....................................................96


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices.......................................................98
SECTION 10.02.  Waivers; Amendments...........................................99
SECTION 10.03.  Expenses; Indemnity; Damage Waiver...........................101
SECTION 10.04.  Successors and Assigns.......................................103
SECTION 10.05.  Survival.....................................................106
SECTION 10.06.  Counterparts; Integration; Effectiveness.....................106
SECTION 10.07.  Severability.................................................107
SECTION 10.08.  Right of Setoff..............................................107
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process...107
SECTION 10.10.  WAIVER OF JURY TRIAL.........................................108



                                     (iii)

SECTION 10.11.  Headings.....................................................108
SECTION 10.12.  Confidentiality..............................................108
SECTION 10.13.  Designation as Credit Facility...............................109
SECTION 10.14.  Obligations Senior...........................................109
SECTION 10.15.  Release of Recordings in Real Estate Records.................109



                                      (iv)

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 4.06 -- Disclosed Matters
Schedule 4.12 -- Material Agreements and Liens
Schedule 4.13 -- License Compliance
Schedule 4.14 -- Subsidiaries
Schedule 4.15 -- Capitalization of NCI
Schedule 7.01 -- Existing Indebtedness and Disqualified Capital Stock
Schedule 7.07 -- Existing Restrictions


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Special Counsel
Exhibit C -- Form of Amended and Restated Restricted Company Guarantee and
               Security Agreement
Exhibit D -- Form of Joinder Agreement



                                      (v)

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 9, 1999 among NEXTEL COMMUNICATIONS, INC., NEXTEL FINANCE COMPANY and the other RESTRICTED COMPANIES party hereto, the LENDERS party hereto, TORONTO DOMINION (TEXAS) INC., as Administrative Agent, and THE CHASE MANHATTAN BANK, as Collateral Agent.

            Nextel Communications, Inc., Nextel Finance Company, the Subsidiary Guarantors, the lenders named therein (including certain of the Lenders hereunder), Toronto Dominion (Texas) Inc., as the Administrative Agent, and The Chase Manhattan Bank, as the Collateral Agent, are party to a Credit Agreement dated as of March 12, 1998 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "EXISTING CREDIT AGREEMENT"). Nextel Finance Company has requested that the Lenders party hereto amend the Existing Credit Agreement to provide (i) for the extension of credit to it (by means of loans and letters of credit) in an aggregate principal or face amount equal to $5,000,000,000 (which, in the circumstances contemplated by Section 2.01(e), may be increased to $6,000,000,000), under the guarantee of Nextel Communications, Inc. (as provided in Article III) and the other Restricted Companies party hereto (as provided in the Amended and Restated Restricted Company Guarantee and Security Agreement hereinafter referred to), which credit shall be used, among other purposes, to extend and renew amounts outstanding under the Existing Credit Agreement, to refinance certain existing indebtedness of Nextel Communications, Inc. and Nextel Finance Company, and to make investments, acquisitions and capital expenditures and (ii) for certain other modifications to the Existing Credit Agreement.

            In that connection, the parties wish to amend and restate the Existing Credit Agreement and, accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 5.01) in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

            "ADDITIONAL EQUITY CAPITAL" means, on any date, (a) the aggregate amount of equity capital, other than Permanent Equity Capital, contributed to the Borrower in cash after October 9, 1997 MINUS (b) the aggregate amount of Restricted Payments made by the Borrower to NCI in cash after October 9, 1997, for any of the purposes described in Section 7.05(d). The aggregate amount of Additional Equity Capital on October 31, 1999 was $2,527,049,387.

            "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2


                                CREDIT AGREEMENT
of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "ADMINISTRATIVE AGENT" means Toronto Dominion (Texas) Inc., in its capacity as administrative agent for the Lenders hereunder.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "AGENTS" means the Administrative Agent and the Collateral Agent.

            "ANNUALIZED OPERATING CASH FLOW" means, as at any day, Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such day multiplied by 4.

            "APPLICABLE PERCENTAGE" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 (or Section 10.03(c), to the extent relating to Letters of Credit), the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of an Agent under this Agreement or any other Loan Document, the percentage of the total Commitments of all Classes hereunder represented by the aggregate amount of such Lender's Commitment of all Classes hereunder. If the Commitments hereunder have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "APPLICABLE RATE" means (a) in the case of Tranche B Term Loans, for any day, 2.375% with respect to any Base Rate Loan and 3.375% with respect to any Eurodollar Loan, (b) in the case of Tranche C Term Loans, for any day, 2.625% with respect to any Base Rate Loan and 3.625% with respect to any Eurodollar Loan, (c) in the case of Incremental Facility Loans for any Series, such rates of interest as shall be agreed upon at the time Incremental Facility Loan Commitments of such Series are established, and (d) in the case of Revolving Credit Loans and Tranche A Term Loans, for any day, the applicable rate per annum set forth below under the caption "Base Rate Spread" or "Eurodollar Spread", as applicable, based upon the Total Indebtedness to Cash Flow Ratio as at the last day of the fiscal quarter most recently ended as to which NCI has delivered financial statements pursuant to Section 6.01:


                                CREDIT AGREEMENT

       TOTAL INDEBTEDNESS TO CASH FLOW RATIO               BASE RATE SPREAD             EURODOLLAR SPREAD
----------------------------------------------------- ---------------------------- ----------------------------
               Greater than 8.00 to 1                            1.50%                        2.50%
----------------------------------------------------- ---------------------------- ----------------------------
             Greater than 7.00 to 1 and
               less than or equal to
                     8.00 to 1                                   1.25%                        2.25%
----------------------------------------------------- ---------------------------- ----------------------------
             Greater than 6.00 to 1 and
               less than or equal to
                     7.00 to 1                                   1.00%                        2.00%
----------------------------------------------------- ---------------------------- ----------------------------
             Greater than 5.00 to 1 and
               less than or equal to
                     6.00 to 1                                   0.75%                        1.75%
----------------------------------------------------- ---------------------------- ----------------------------
             Greater than 4.00 to 1 and
               less than or equal to
                     5.00 to 1                                   0.50%                        1.50%
----------------------------------------------------- ---------------------------- ----------------------------
               Less than or equal to
                     4.00 to 1                                   0.25%                        1.25%
----------------------------------------------------- ---------------------------- ----------------------------


            Each change in the "Applicable Rate" based upon any change in the Total Indebtedness to Cash Flow Ratio shall become effective for purposes of the accrual of interest hereunder on the date three Business Days after the delivery to the Administrative Agent of the financial statements of NCI and its subsidiaries (and of the Restricted Companies) for the most recently ended fiscal quarter pursuant to Section 6.01(c), and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent hereunder, PROVIDED that, notwithstanding the foregoing, until the date six months after the Effective Date, the Applicable Rate for Revolving Credit Loans and Tranche A Term Loans shall be the highest rates provided for in the schedule above.

            Notwithstanding the foregoing, if the Applicable Rate for either Type of any Series of Incremental Facility Loans is greater than .25% above the dollar-weighted average Applicable Rates for such Type of Tranche B Term Loans and Tranche C Term Loans (after giving effect to any prior increase of such Applicable Rates pursuant to this paragraph), the Applicable Rates for such Type of Tranche B Term Loans and Tranche C Term Loans will be automatically adjusted upwards on the date upon which the Incremental Facility Commitments of such Series are established pursuant to Section 2.01(e) so that the Applicable Rate for such Type of such Series of Incremental Facility Loans is not greater than
 .25% above such dollar-weighted average Applicable Rates for such Type of Tranche B Term Loans and Tranche C Term Loans (such adjustment upward to in any case maintain the existing spread between the Applicable Rates for such Type of Tranche B Term Loans and Tranche C Term Loans). For purposes hereof, the "DOLLAR-WEIGHTED AVERAGE APPLICABLE RATES" for either Type of Tranche B Term Loans and Tranche C Term Loans shall be determined at any time by (A) adding the product of the then-outstanding aggregate principal amount of Tranche B Term Loans MULTIPLIED BY the then Applicable Rate for such Type for Tranche B Term Loans and the product of the then-outstanding aggregate principal amount of Tranche C Term Loans MULTIPLIED BY the then Applicable Rate for such Type for Tranche C Term Loans and (B) dividing the result of such addition by the then-outstanding aggregate principal amount of Tranche B Term Loans and Tranche C Term Loans.


                                CREDIT AGREEMENT

            "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "ARRANGERS" means Chase Securities Inc., Banc of America Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, TD Securities (USA) Inc., The Bank of Nova Scotia, Credit Suisse First Boston and Deutsche Bank Securities Inc.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "ATTRIBUTABLE INDEBTEDNESS" means, with respect to any Sale and Leaseback Transaction as at any date of determination, the greater of (a) the fair market value of the property subject to such arrangement and (b) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "AUTHORIZATIONS" means all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any PUC and any other Federal, state or local regulatory or governmental bodies and authorities, including any subdivision thereof.

            "AVERAGE LIFE TO MATURITY" means, as at any day with respect to any Indebtedness or Disqualified Capital Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from such day to the date or dates of each successive principal payment of such Indebtedness or mandatory redemption date of such Disqualified Capital Stock multiplied by (ii) the amount of each such principal or redemption payment by (b) the sum of all such principal or redemption payments. The Average Life to Maturity of commitment reductions shall be determined in like manner as if the relevant commitments were at all times fully drawn.

            "BASE RATE", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

            "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

            "BORROWER" means Nextel Finance Company, a Delaware corporation.

            "BORROWING" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.


                                CREDIT AGREEMENT

            "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURES" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. "Capital Expenditures" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

            "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CHANGE IN CONTROL" means any of the following: (a) any of the Restricted Companies ceasing to be a subsidiary of NCI (other than pursuant to a Disposition permitted under this Agreement or to which the Required Lenders shall have consented), (b) the occurrence of a "Change of Control" under and as defined in the Public Note Indentures, or any other similar event (howsoever defined) requiring the prepayment, redemption or offer to repurchase of any Indebtedness or capital stock, (c) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) shall acquire or own, directly or indirectly, beneficially or of record, shares representing more than 50% of the ordinary voting power represented by the issued and outstanding voting capital stock of NCI, or (d) a majority of the seats (other than vacant seats) on the board of directors of NCI shall be occupied by Persons who were neither (i) nominated by the board of directors of NCI nor (ii) appointed by directors so nominated.

            "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.


                                CREDIT AGREEMENT

            "CLASS", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Incremental Facility Loans of any Series.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" means all cash and other property in which the Collateral Agent has a Lien (whether or not perfected under applicable law and whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent) under any of the Security Documents, including all "Collateral" under and as defined in the Restricted Company Guarantee and Security Agreement.

            "COLLATERAL AGENT" means The Chase Manhattan Bank, in its capacity as Collateral Agent for the Lenders under the Security Documents.

            "COMMITMENTS" means the Revolving Credit Commitments, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Tranche C Term Loan Commitments and the Incremental Facility Loan Commitments of any Series.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "CREDIT PARTIES" means NCI and the Restricted Companies.

            "DEBT SERVICE" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the following: (a) the amount, if any, by which the aggregate principal amount of Revolving Credit Loans (and, if applicable, Incremental Facility Loans of any Series that are in the form of revolving credit loans) outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Revolving Credit Commitments (and commitments to make Incremental Facility Loans of any Series that are to be revolving credit loans) scheduled pursuant to Section 2.07 (or pursuant to the provisions of this Agreement applicable to reductions of commitments for Incremental Facility Loans of any Series that are to be revolving credit loans) to be in effect at the end of such period PLUS (b) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the Tranche A Term Loans,
Tranche B Term Loans, Tranche C Term Loans and, if applicable, Incremental Facility Loans of any Series that are in the form of term loans, and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to Section 2.09) made during such period PLUS (c) all Interest Expense for such period. "Debt Service" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.


                                CREDIT AGREEMENT

            "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

            "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Restricted Company to any other Person excluding (a) any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms and (b) any sale, assignment, transfer or other disposition (or series of related sales, assignments, transfers or other dispositions) of any property involving net consideration of less than $2,000,000.

            "DISPOSITION INVESTMENT" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or investments received by the Restricted Companies in connection with such Disposition.

            "DISQUALIFIED CAPITAL STOCK" means any capital stock issued by NCI that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than capital stock of NCI that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable, in whole or in part, at the option of the holder thereof for cash or other property (other than for capital stock of NCI that is not Disqualified Capital Stock), in each case on or prior to the final stated maturity of the Loans hereunder, PROVIDED that any capital stock that provides that it may be redeemed at the option of the holders thereof in the event of a Change in Control shall not be deemed to be Disqualified Capital Stock as a consequence of such provision.

            "EFFECTIVE DATE" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02), and the initial Borrowing hereunder shall be made.

            "ENHANCED SMR SYSTEM" means a wide-area network of specialized mobile radio base stations that employs digital and other advanced, spectrally efficient communications technologies to provide a full range of communications services including voice, dispatch, interconnected telephone and data services.

            "ENVIRONMENTAL LAWS" means all laws, rules, regulations, policies, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters, including FCC rules and policies concerning RF Emissions.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company directly or indirectly resulting from or based upon (a) violation of any


                                CREDIT AGREEMENT

Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or RF Emissions, (c) exposure to any Hazardous Materials or RF Emissions, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VIII.

            "EXCESS CASH FLOW" means, for any fiscal year of the Restricted Companies, the excess of (a) Operating Cash Flow for such fiscal year OVER (b) the sum of (i) Debt Service for the Restricted Companies for such fiscal year plus (ii) the aggregate amount of all Capital Expenditures for the Restricted Companies made during such fiscal year, except for any such Capital Expenditures to the


                                CREDIT AGREEMENT
extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(d) or 7.01(e) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) PLUS (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such fiscal year PLUS (iv) the aggregate amount of Restricted Payments made by the Restricted Companies to enable the payment of principal and interest in respect of Public Notes, or the redemption price and dividends in respect of Disqualified Capital Stock (other than any such Restricted Payments to the extent financed with the proceeds of equity capital received by the Restricted Companies or Indebtedness incurred pursuant to Section 7.01(e) during such fiscal year) PLUS (v) $10,000,000.

            "EXCLUDED SUBSIDIARY" means any subsidiary of a Restricted Company, which subsidiary is not a Credit Party, as to which no holder or holders of any Indebtedness of any of the Credit Parties (other than Indebtedness hereunder) shall have the right (upon notice, lapse of time or both), which right shall not have been waived, to declare a default in respect of such Indebtedness, or to cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, by reason of the occurrence of a default with respect to any Indebtedness of such subsidiary.

            "EXCLUDED TAXES" means, with respect to either Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

            "EXISTING CREDIT AGREEMENT" has the meaning assigned to such term in the preamble.

            "EXISTING PUBLIC NOTES" means the Public Notes outstanding on the date hereof, i.e. the Public Notes issued pursuant to the indentures identified in clauses (a) through (j) of the definition of "Public Note Indentures" in this
Section 1.01.

            "FCC" means the Federal Communications Commission or any United States Governmental Authority substituted therefor.

            "FCC LICENSE" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Mobile Communications System.


                                CREDIT AGREEMENT

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FINAL ORDER" means an action by any Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for such Governmental Authority to set aside the action on its own motion have expired.

            "FINANCIAL OFFICER" means, with respect to NCI or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller of NCI or the Borrower, as the case may be.

            "FIRST TIER RESTRICTED COMPANY" means any Restricted Company that is not a Wholly Owned Subsidiary of one or more other Restricted Companies.

            "FIXED CHARGES RATIO" means, as at the last day of any fiscal quarter, the ratio of (a) the sum of (i) Annualized Operating Cash Flow as at such day PLUS (ii) the aggregate unutilized amount of the Revolving Credit Commitments hereunder as at such day PLUS (iii) the amount of cash and cash equivalents held by NCI and the Restricted Companies on such day to (b) the sum of (i) Debt Service for NCI and the Restricted Companies for the period of four fiscal quarters ending on such day PLUS (ii) the aggregate amount of Capital Expenditures for NCI and the Restricted Companies made during such period, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(d) or 7.01(e) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) PLUS (iii) the aggregate amount of Federal, state and local income taxes paid by NCI and its subsidiaries in respect of such period.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.


                                CREDIT AGREEMENT

            "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "INCREMENTAL FACILITY AMENDMENT" means any amendment to this Agreement pursuant to which Incremental Facility Loan Commitments of any Series are established pursuant to Section 2.01(e).

            "INCREMENTAL FACILITY LOAN" has the meaning assigned to such term in
Section 2.01(e).

            "INCREMENTAL FACILITY LOAN COMMITMENT" means, collectively, the Incremental Facility Revolving Loan Commitments of each Series and the Incremental Facility Term Loan Commitments of each Series. The aggregate amount of the Incremental Facility Loan Commitments of all Series shall not exceed $1,000,000,000.

            "INCREMENTAL FACILITY LOAN COMMITMENT TERMINATION DATE" means, with respect to the Incremental Facility Loan Commitments of any Series, the date on which the Incremental Facility Loan Commitments of such Series are to terminate, as agreed to by the Borrower and the Incremental Facility Loan Lenders of such Series at the time such Incremental Facility Loan Commitments are established pursuant to Section 2.01(e).

            "INCREMENTAL FACILITY LOAN LENDERS" means, in respect of any Series of Incremental Facility Loans, (a) initially, the Lenders whose offers to make Incremental Facility Loans of such Series shall have been accepted by the Borrower in accordance with the provisions of Section 2.01(e) and (b) thereafter, the Lenders from time to time holding Incremental Facility Loans of such Series and/or Incremental Facility Loan Commitments of such Series after giving effect to any assignments thereof permitted by Section 10.04.


                                CREDIT AGREEMENT

            "INCREMENTAL FACILITY REVOLVING LOAN" has the meaning assigned to such term in Section 2.01(e).

            "INCREMENTAL FACILITY REVOLVING LOAN COMMITMENT" means, with respect to each Incremental Facility Lender of any Series, the commitment, if any, of such Lender to make Incremental Facility Revolving Loans of such Series as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Incremental Facility Revolving Loan Commitment of any Series will be specified in the Incremental Facility Amendment for such Series, or will be set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Incremental Facility Revolving Loan Commitment of such Series.

            "INCREMENTAL FACILITY TERM LOAN" has the meaning assigned to such term in Section 2.01(e).

            "INCREMENTAL FACILITY TERM LOAN COMMITMENT" means, with respect to each Incremental Facility Loan Lender of any Series, the commitment, if any, of such Lender to make Incremental Facility Term Loans of such Series hereunder. The amount of each Lender's Incremental Facility Term Loan Commitment of any Series will be specified in the Incremental Facility Amendment for such Series.

            "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) in the case of the Restricted Companies, the recourse portion, if any, of the Indebtedness of Off-Balance Sheet Companies. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "INDEMNIFIED TAXES" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.


                                CREDIT AGREEMENT

            "INFORMATION MEMORANDUM" means the Information Memorandum dated October 1999 prepared by NCI in connection with the syndication of the Commitments hereunder.

            "INTEREST COVERAGE RATIO" means, at any day, the ratio of (a) Annualized Operating Cash Flow as at such day to (b) Interest Expense for NCI and the Restricted Companies for the period of four fiscal quarters ending on or most recently ended prior to such day.

            "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

            "INTEREST EXPENSE" means, for any period, the following:

            (a) in the case of the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest and fees not required to be paid in cash during such period, plus (ii) all Restricted Payments made by any Restricted Company to NCI during such period to enable NCI to pay interest in respect of Indebtedness of NCI as permitted by Section 7.05(b), plus (iii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period); and

            (b) in the case of NCI and the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest and fees not required to be paid in cash during such period, plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

"Interest Expense" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

            "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, twelve months) thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar


                                CREDIT AGREEMENT
month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

            (w) if any Interest Period for any Revolving Credit Borrowing (or Incremental Facility Revolving Loan Borrowing of any Series) would otherwise end after the Revolving Credit Maturity Date (or the final date scheduled for termination of the Incremental Facility Revolving Loan Commitments of such Series), such Interest Period shall end on the Revolving Credit Maturity Date (or on such final date),

            (x) no Interest Period for any Revolving Credit Borrowing (or Incremental Facility Revolving Loan Borrowing of any Series) may commence before and end after any Revolving Credit Commitment Reduction Date (or date scheduled for reduction of the Incremental Facility Revolving Loan Commitments of such Series) unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date (or Incremental Facility Revolving Loans of such Series having Interest Periods that end after such reduction date) shall be equal to or less than the aggregate principal amount of Revolving Credit Loans (or Incremental Facility Revolving Loans of such Series) scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date (or such reduction date),

            (y) no Interest Period for any Term Loan Borrowing of any Class may commence before and end after any Principal Payment Date (or, in the case of any Incremental Facility Term Loan Borrowing of any Series, any date for payment of principal thereof) unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date (or such date for payment of principal) shall be equal to or less than the aggregate principal amount of the Term Loans of such Class scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date (or on such date for payment of principal),

            (z) notwithstanding the foregoing clauses (w), (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

            "ISSUING BANKS" mean Barclays Bank PLC, The Chase Manhattan Bank, Bank of America, N.A. and The Toronto-Dominion Bank, in their capacity as the issuers of Letters of Credit hereunder.


                                CREDIT AGREEMENT

            "JANUARY 1994 INDENTURE" means the Indenture referred to in clause
(b) of the definition of the term "Public Note Indentures" in this Section 1.01.

            "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Exhibit E.

            "LC DISBURSEMENT" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "LENDERS" means (a) the Persons listed on Schedule 2.01, (b) any Person that shall agree to become a party hereto as a "Lender" hereunder with a commitment to make Incremental Facility Loans of any Series hereunder pursuant to Section 2.01(e) and (c) any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

            "LETTER OF CREDIT ACCOUNT" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

            "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "LICENSE COMPANY" means any Restricted Company that holds any FCC Licenses or PUC Authorizations.

            "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any


                                CREDIT AGREEMENT
financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than a Restricted Company) with respect to such securities.

            "LOAN DOCUMENTS" means this Agreement, any promissory notes evidencing Loans hereunder, the Security Documents and, as the context may require, any Incremental Facility Amendment.

            "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement (including any Incremental Facility Loans of any Series).

            "MASTER SITE COMMITMENT AGREEMENT" means the Master Site Commitment Agreement made as of the 20th day of April, 1999, by and among NCI, Nextel of New York, Inc., Nextel of California, Inc, Nextel of Texas, Inc., Nextel South Corp., Nextel West Corp., Nextel Communications of the Mid-Atlantic, Inc., Tower Parent Corp., SpectraSite Holdings, Inc. and Tower Asset Sub, Inc.

            "MASTER SITE LEASE AGREEMENT" means the Master Site Lease Agreement entered into as of the 20th day of April, 1999 between Nextel of New York, Inc., Nextel Communications of Mid-Atlantic, Inc., Nextel South Corp., Nextel of Texas, Inc., Nextel West Corp., Nextel of California, Inc. and Tower Asset Sub, Inc.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole, (b) the ability of any of NCI and the Restricted Companies to perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

            "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties (or of any subsidiary of any Restricted Company, other than an Excluded Subsidiary) in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

            "MAXIMUM RECEIVABLES EXPOSURE" means, for any Permitted Receivable Financing, the maximum aggregate face amount of Off-Balance Sheet Receivables that all Receivable Financiers in respect thereof are required or entitled to purchase, fund or otherwise finance.

            "MOBILE COMMUNICATIONS BUSINESS" means the business consisting of
(a) owning, operating or managing one or more Mobile Communications Systems (including any thereof on the 800 MHz, 900MHz or 1.8GHz bands) and (b) to the extent ancillary thereto and not constituting a material part of the operations as a whole, other communications businesses related thereto which utilize the


                                CREDIT AGREEMENT
training or resources appurtenant to the operation of any of the foregoing, including radio paging services or sales or servicing of radio equipment or mechanical parts and mobile telephone services.

            "MOBILE COMMUNICATIONS SYSTEM" means any SMR System, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, data transmission system or other radio communications system.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "NCI" means Nextel Communications, Inc., a Delaware corporation.

            "NET CASH PAYMENTS" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Restricted Companies directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition (including Disposition Investments); PROVIDED that

            (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses payable by the Restricted Companies in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Restricted Companies as a result of such Disposition, but only to the extent that on the date of such Disposition the Borrower delivers a certificate of a Financial Officer setting forth a calculation of the amount of such estimated taxes and delivers an amount of such Net Cash Payments equal to such estimated taxes to the Collateral Agent to be held in the Tax Proceeds Account until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes by the March 15 of the year immediately following the fiscal year in which such Disposition shall have occurred, the remaining balance shall be treated as "Net Cash Payments" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 2.09(b)(ii) (and, in the event the Borrower shall elect, pursuant to Section 2.09(b)(ii)(y) to reinvest such remaining balance into replacement assets, the twelve-month period provided for in
      Section 2.09(b)(ii)(z) shall be measured from such March 15), and

            (b) Net Cash Payments shall be net of any repayments by the Restricted Companies of Indebtedness or other obligations to the extent that (i) such Indebtedness or other obligations are secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness or other obligations be repaid as a condition to the purchase of such property or (ii) such Indebtedness or other obligations require that they be repaid as a condition to such Disposition.

            "NET INCOME" means, for any period, the net income of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) and treating as


                                CREDIT AGREEMENT
operating expenses all amounts paid by the Restricted Companies to NCI pursuant to the Overhead Services Agreement.

            "NET PP&E" means, at any date, the aggregate net book value of the property, plant and equipment of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) at the end of the most recently-completed fiscal quarter.

            "NEXTEL PARTNERS" means Nextel Partners, Inc., a Delaware corporation and holder, directly or indirectly through one or more Non-Core Companies, of all Non-Core Assets.

            "NEXTEL PARTNERS AGREEMENT" means the Joint Venture Agreement dated as of January 29, 1999 by and among Nextel Partners, Nextel Partners Operating Corp., a Delaware corporation, and NWIP, as amended by an Amendment No. 1 dated as of April 20, 1999.

            "NON-CORE ASSETS" means, collectively, the assets that have been or may in the future be transferred to NWIP or a Non-Core Company pursuant to the Nextel Partners Agreement (including any "Option Sections" under and as defined in said Agreement).

            "NON-CORE COMPANY" means Nextel Partners and its subsidiaries.

            "NWIP" means Nextel WIP Corp., a Delaware corporation and a Wholly Owned Subsidiary of NCI that is an "Unrestricted Subsidiary" under the Public
Note Indentures.

            "OFF-BALANCE SHEET ASSETS" means, collectively, Off-Balance Sheet Receivables and Off-Balance Sheet Equipment.

            "OFF-BALANCE SHEET COMPANY" means (a) any newly-formed subsidiary of a Restricted Company, designated as an "Off-Balance Sheet Company" in accordance with the provisions of Section 6.12 and (b) any subsidiary of an Off-Balance Sheet Company. As of the date hereof, no Off-Balance Sheet Companies have been designated.

            "OFF-BALANCE SHEET EQUIPMENT" means subscriber equipment sold or leased to customers of the Restricted Companies.

            "OFF-BALANCE SHEET RECEIVABLES" means customer lease contracts (and related rental payments), and other accounts receivable and related payments due under the terms of customer service contracts, or as set forth in customer account statements with customers of the Restricted Companies.

            "OFF-BALANCE SHEET TRANSACTION" means any sale, transfer or other assignment of Off-Balance Sheet Assets to facilitate "off-balance sheet" or other secured financings of such Off-Balance Sheet Assets, excluding, however, any sale of Off-Balance Sheet Equipment pursuant to a transaction permitted under Section 7.03(i).

            "OPERATING CASH FLOW" means, for any period, the sum, for the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP), of the following (in


                                CREDIT AGREEMENT
each case adjusted to exclude all extraordinary and unusual items, income or loss attributable to equity in affiliates and non-cash minority interest payments and receipts): (a) Net Income for such period PLUS (b) income tax expense and Interest Expense (to the extent deducted in determining Net Income) for such period PLUS (c) depreciation, amortization and other non-cash charges (to the extent deducted in determining Net Income) for such period MINUS (d) non-cash gains (to the extent included in determining Net Income) for such period.

            "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, PROVIDED that there shall be excluded from "Other Taxes" all Excluded Taxes.

            "OVERHEAD SERVICES AGREEMENT" means the Overhead Services Agreement dated as of September 27, 1996 between the Restricted Companies and NCI.

            "PART 90" means 47 CFR Part 90 of the Rules and Regulations of the FCC in effect from time to time or such other parts or subparts that may be substituted for or combined with said Part 90.

            "PAYABLE IN CASH" means, in respect of the current dividends on any Disqualified Capital Stock, that such dividends are required to be paid in cash (i.e., only to the extent that NCI is not permitted to exercise any option to have such dividends paid through the delivery of any non-cash consideration, such as through the delivery of shares of capital stock of any class).

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "PERMANENT EQUITY CAPITAL" means equity capital contributed to any of the Restricted Companies in cash that is either (a) designated as such pursuant to Section 4.15(b) or (b) in the case of any such capital contributed after March 12, 1998, is designated, at the time of such contribution or at any time thereafter, as "Permanent Equity Capital" for purposes of this Agreement in a certificate of a Financial Officer of NCI delivered to each of the Agents.

            "PERMITTED ENCUMBRANCES" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

            (b) carriers', warehousemen's, mechanics', landlord's, lessor's, materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
      Section 6.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;


                                CREDIT AGREEMENT

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Restricted Company;

            (f) subleases of property with respect to which a Restricted Company is the primary lessee, to the extent such subleases arise in the ordinary course of business and do not interfere in any material respect with the business of any Restricted Company;

            (g) precautionary Uniform Commercial Code filings made with respect to equipment or vehicles leased to the Restricted Companies in the ordinary course of business under operating leases (i.e. leases not giving rise to Capital Lease Obligations); and

            (h) Uniform Commercial Code filings made with respect to the sale or assignment of Off-Balance Sheet Receivables in connection with Off-Balance Sheet Transactions permitted hereunder;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "PERMITTED INVESTMENTS" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, Canada or any Province thereof, or any member state of the European Union, which has a combined capital and surplus and undivided profits of not less than $250,000,000 or (ii) any office of any of the Arrangers (or Bank of America, N.A.) located in the United Kingdom or the Bahamas; and


                                CREDIT AGREEMENT

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

            "PERMITTED RECEIVABLE FINANCING" means any transaction involving one or more sales, contributions or other conveyances by the Restricted Companies of any Off-Balance Sheet Receivables to a special purpose entity (which may be a subsidiary or Affiliate of the Restricted Companies), which special purpose entity finances such sales, contributions or other conveyances by in turn conveying an interest in such Off-Balance Sheet Receivables to one or more Receivable Financiers, PROVIDED that (a) such transaction shall not involve any recourse to any Restricted Company (other than such special purpose entity) for any reason other than (i) repurchases of non-eligible Off-Balance Sheet Receivables, (ii) indemnification for losses (including any adjustments for dilutions), other than credit losses related to the Off-Balance Sheet Receivables conveyed in such transaction, and (iii) payment of costs, fees, expenses and indemnities relating to such transaction, (b) the terms of such transaction, including the discount at which Off-Balance Sheet Receivables are conveyed to any such Receivable Financier and any termination events, shall be reasonably consistent with those prevailing in the market for similarly structured transactions involving Off-Balance Sheet Receivables and originators of similar credit quality and a pool of Off-Balance Sheet Receivables of similar characteristics and (c) the terms of such transaction shall provide for a specified Maximum Receivable Exposure for such Receivable Financiers.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "POPULATION" means, as at any date and for any area, the population of such area as reflected in the 1997 Demographics Projections prepared by National Decision Systems based on the 1990 census data of the United States Census Bureau.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Toronto-Dominion Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PRINCIPAL PAYMENT DATES" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2002.

            "PUBLIC NOTE INDENTURES" means, collectively, (a) the Indenture dated as of August 15, 1993, between NCI and The Bank of New York, as Trustee,
(b) the Indenture dated as of December 22, 1993 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (c) the Indenture dated as of January 13, 1994 between NCI (as successor to CenCall Communications Corp.) and The Bank of New York, as Trustee, (d) the Indenture dated as of February


                                CREDIT AGREEMENT

15, 1994 between NCI and The Bank of New York, as Trustee, (e) the Indenture dated as of April 24, 1994 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (f) the Indenture dated as of September 17, 1997 between NCI and Harris Trust and Savings Bank, as Trustee, (g) the Indenture dated as of October 22, 1997 between NCI and Harris Trust and Savings Bank, as Trustee, (h) the Indenture dated as of February 11, 1998 between NCI and Harris Trust and Savings Bank, as Trustee, (i) the Indenture dated as of November 4, 1998 between NCI and Harris Trust and Savings Bank, as Trustee, (j) the Indenture dated as of June 16, 1999 between NCI and Harris Trust and Savings Bank, as Trustee, and (k) any other indenture or similar instrument pursuant to which any Indebtedness of NCI is issued after the date hereof in a registered public offering under the Securities Act of 1933, or pursuant to Rule 144A under said Act, pursuant to Section 7.01(b).

            "PUBLIC NOTES" means, collectively, the respective Notes issued pursuant to the Public Note Indentures.

            "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Mobile Communications System or over Persons who own, construct or operate Mobile Communications Systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

            "PUC AUTHORIZATION" means any Authorization issued by a PUC.

            "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

            "RECEIVABLE FINANCIER" means any Person (other than a Subsidiary or Affiliate of a Restricted Company) that finances the acquisition by a special purpose entity of Off-Balance Sheet Receivables from the Restricted Companies.

            "REGISTER" has the meaning assigned to such term in Section 10.04.

            "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "REQUIRED LENDERS" means, at any time, Lenders having Loans, LC Exposures and unused Commitments representing more than 50% of the sum of the total Loans, LC Exposures and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Loans, LC Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Loans, LC Exposures and unused Commitments of such Class at such time.

            "RESERVED COMMITMENT AMOUNT" has the meaning assigned to such term in Section 2.01(a).


                                CREDIT AGREEMENT

            "RESTRICTED COMPANY" means the Borrower, the other Persons listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" and each Person that becomes a Restricted Company after the date hereof pursuant to
Section 6.11. As provided in Section 6.11, none of the Off-Balance Sheet Companies shall be "Restricted Companies".

            "RESTRICTED COMPANY GUARANTEE AND SECURITY AGREEMENT" means an Amended and Restated Guarantee and Security Agreement substantially in the form of Exhibit C between the Restricted Companies and the Collateral Agent.

            "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Restricted Company or any option, warrant or other right to acquire any such shares of capital stock of any Restricted Company, but excluding any such dividend, distribution or payment either (i) made solely in shares of its common stock or (ii) made to any other Restricted Company. The term "Restricted Payment" shall include any transaction (including the entering into of any derivative or similar transaction) that has substantially the same economic effect of any of the transactions described in the preceding sentence.

            "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

            "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $1,500,000,000.

            "REVOLVING CREDIT COMMITMENT REDUCTION DATES" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2002, through and including December 31, 2007.

            "REVOLVING CREDIT EXPOSURE" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

            "REVOLVING CREDIT LENDER" means (a) a Lender that has a Revolving Credit Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.


                                CREDIT AGREEMENT

            "REVOLVING CREDIT LOAN" means a Loan made pursuant to Section 2.01(a) that utilizes the Revolving Credit Commitments.

            "REVOLVING CREDIT MATURITY DATE" means the last Business Day in December, 2007.

            "RF EMISSIONS" means radio frequency emissions governed by FCC rules and policies.

            "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc.

            "SALE AND LEASEBACK TRANSACTION" means any transaction or arrangement by any Restricted Company, directly or indirectly, with any Person whereby the Restricted Company shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

            "SALE PROCEEDS REINVESTMENT ACCOUNT" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

            "SECURED INDEBTEDNESS" means, as at any day, all Indebtedness of the Restricted Companies hereunder, and all other Indebtedness that is secured by any Lien upon property of any of the Restricted Companies, including all Capital Lease Obligations.

            "SECURED INDEBTEDNESS TO CASH FLOW RATIO" means, as at the last day of any fiscal quarter, the ratio of (a) Secured Indebtedness as at such day to
(b) Annualized Operating Cash Flow as at such day.

            "SECURITY DOCUMENTS" means the Restricted Company Guarantee and Security Agreement and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant thereto.

            "SERIES" has the meaning assigned to such term in Section 2.01(e).

            "SMR LICENSE" means an FCC License authorizing the construction, ownership and operation of an SMR System in the 800 or 900 MHz band.

            "SMR SYSTEM" means a specialized mobile radio system licensed under
Part 90, together with such other facilities from time to time licensed or otherwise authorized by the FCC as shall be necessary to provide the communications services to be offered by the Restricted Companies. The term "SMR System" shall include an Enhanced SMR System using FCC Licenses in the 800 MHz or 900 MHz band.


                                CREDIT AGREEMENT

            "SPECIAL COUNSEL" means Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to the Syndication Agent.

            "SPECIFIED DEFAULT" means any Event of Default under paragraph (a),
(b), (d), (f), (g), (h) or (i) of Article VIII.

            "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "SUBSIDIARY" means any subsidiary of the Borrower.

            "SYNDICATION AGENT" means Chase Securities Inc. in its capacity as syndication agent in respect of the syndication of the Commitments hereunder.

            "TAX PROCEEDS ACCOUNT" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

            "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of September 27, 1996 by and among NCI and the "Affiliated Corporations" (including the Restricted Companies) therein referred to.

            "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "TERM LOANS" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Incremental Facility Term Loans of each Series.


                                CREDIT AGREEMENT

            "THRESHOLD AMOUNT" means (a) $1,000,000,000 at all times when the Total Indebtedness to Cash Flow Ratio is less then 5.00 to 1 and no Default shall have occurred and be continuing and (b) zero at all other times.

            "TOTAL CONSOLIDATED ASSETS" means, as at any date, the net book value of the assets of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) on such date.

            "TOTAL INDEBTEDNESS" means, as at any day, all Indebtedness of NCI and the Restricted Companies, determined on a consolidated basis (excluding the Unrestricted Companies) without duplication in accordance with GAAP.

            "TOTAL INDEBTEDNESS TO CASH FLOW RATIO" means, as at the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as at such day to (b) Annualized Operating Cash Flow as at such day.

            "TOWER MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of February 10, 1999, as amended by an Amendment No. 1 thereto dated April 10, 1999, between NCI, TPC, Tower Merger Vehicle, Inc. a Delaware corporation and wholly owned direct Subsidiary of TPC ("MERGER SUB"), Tower Asset Sub, Inc., a Delaware corporation and wholly owned direct Subsidiary of Merger Sub, SpectraSite Holdings, Inc., a Delaware corporation ("TOWER AGGREGATOR"), SpectraSite Communications, Inc., a Delaware corporation and wholly owned direct Subsidiary of Tower Aggregator ("SCI"), and SHI Merger Sub, Inc., a Delaware corporation and wholly owned direct Subsidiary of SCI.

            "TOWER MERGER DOCUMENTS" means, collectively, the Tower Merger Agreement, the Master Site Commitment Agreement and the Master Site Lease Agreement, the Subordination, Non-Disturbance and Attornment Agreement (as defined in said Master Site Lease Agreement), the Security and Subordination Agreement and the Stockholders Agreement (each as defined in the Tower Merger Agreement) and the Intercreditor Agreement and Subordination Agreement to be executed and delivered between TPC and the Transferring Subsidiaries (as defined in the Tower Merger Agreement) and certain other parties in connection with the consummation of the transactions contemplated by the Tower Merger Agreement.

            "TPC" means Tower Parent Corp., a Delaware corporation and wholly owned direct Subsidiary of NCI that is an "Unrestricted Subsidiary" under the Public Note Indentures.

            "TPC NOTES" means the Promissory Notes issued by TPC in favor of certain of the Restricted Companies pursuant to the Tower Merger Agreement.

            "TRANCHE A TERM LOAN" means a Loan made pursuant to Section 2.01(b).

            "TRANCHE A TERM LOAN AVAILABILITY PERIOD" means the period from and including the Effective Date to and including the earlier of the date 180 days after the Effective Date (or, if such date is not a Business Day, the next preceding Business Day) and the date of termination of the Tranche A Term Loan Commitments.


                                CREDIT AGREEMENT

            "TRANCHE A TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Loan Commitment, as applicable. The aggregate original amount of the Tranche A Term Loan Commitments is $1,700,000,000.

            "TRANCHE A TERM LOAN LENDER" means (a) a Lender that has a Tranche A Term Loan Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 10.04.

            "TRANCHE B TERM LOAN" means a Loan made pursuant to Section 2.01(c).

            "TRANCHE B TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder. The amount of each Lender's Tranche B Term Loan Commitment is set forth on Schedule 2.01. The aggregate original amount of the Tranche B Term Loan Commitments is $900,000,000.

            "TRANCHE B TERM LOAN LENDER" means (a) a Lender that has a Tranche B Term Loan Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans after giving effect to any assignments thereof permitted by Section 10.04.

            "TRANCHE C TERM LOAN" means a Loan made pursuant to Section 2.01(d).

            "TRANCHE C TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche C Term Loans hereunder. The amount of each Lender's Tranche C Term Loan Commitment is set forth on Schedule 2.01. The aggregate original amount of the Tranche C Term Loan Commitments is $900,000,000.

            "TRANCHE C TERM LOAN LENDER" means (a) a Lender that has a Tranche C Term Loan Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Tranche C Term Loans after giving effect to any assignments thereof permitted by Section 10.04.

            "TRANSACTIONS" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.


                                CREDIT AGREEMENT

            "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

            "UNRESTRICTED COMPANIES" means each subsidiary of NCI other than the Restricted Companies.

            "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

            "VENDOR INDEBTEDNESS" has the meaning assigned to such term in
Section 7.01(d).

            "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan", "Tranche A Term Loan", "Tranche B Term Loan", "Tranche C Term Loan", "Incremental Facility Revolving Loan" of a Series or "Incremental Facility Term Loan" of a Series) or by Type (e.g., a "Base Rate Loan" or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Credit Loan" or a "Base Rate Revolving Credit Loan"). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class. The Incremental Facility Loans of any Series constitute a separate Class of Loans for all purposes of this Agreement.

            SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall

                                CREDIT AGREEMENT
be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower and NCI notify the Administrative Agent that the Borrower and NCI request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower and NCI that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. TAX SHARING AGREEMENT. Pursuant to the Tax Sharing Agreement, the Restricted Companies have agreed to join the affiliated group headed by NCI as "common parent" (within the meaning of Section 1504 of the Code) in filing consolidated Federal, and (in certain circumstances) state and local, income tax returns and have also agreed as to the amounts, if any, that the Restricted Companies shall be obligated to pay to NCI in respect of Federal, state and local income taxes (or the amounts that the Restricted Companies shall be entitled to receive as refunds in respect of such taxes). So long as the Restricted Companies shall be included in consolidated Federal, state and local income tax returns filed by NCI pursuant to the Tax Sharing Agreement, whenever making determinations under this Agreement of the amount of such taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Restricted Companies, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect of such taxes under the Tax Sharing Agreement without reference to whether NCI and its subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal, state and local income taxes (or receive any amounts in respect of refunds of such taxes) during the relevant period.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. COMMITMENTS.

            (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans exceeding such Lender's Revolving Credit Commitment,

                                CREDIT AGREEMENT

PROVIDED that (i) the total Revolving Credit Exposure shall not at any time exceed the total Revolving Credit Commitments and (ii) no Revolving Credit Loans shall be made hereunder unless the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments are borrowed in full on the Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

            Proceeds of Revolving Credit Loans shall be available for any use permitted under the applicable provisions of Section 6.09, PROVIDED that, in the event that as contemplated by Section 2.09(b)(ii), the Borrower shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments, as specified by the Borrower pursuant to the next sentence, equal to the amount of such prepayment (herein the "RESERVED COMMITMENT AMOUNT") shall be reserved and shall not be available for Borrowings hereunder except and to the extent that the proceeds of such Borrowings are to be applied to make reinvestments permitted under Section 7.04(a)(vi) or to make prepayments of Loans under Section 2.09(b)(ii)(z)(B). The Borrower agrees, upon the occasion of any Borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such Borrowing, identifying the amount of such Borrowing that is to constitute such utilization, the reinvestment in respect of which the proceeds of such Borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such Borrowing.

            (b) TRANCHE A TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche A Term Loan Lender agrees to make Tranche A Term Loans to the Borrower from time to time during the Tranche A Term Loan Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Term Loans exceeding such Lender's Tranche A Term Loan Commitment, PROVIDED that (i) no Tranche A Term Loans shall be made hereunder unless the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments are borrowed in full on the Effective Date and (ii) on the Effective Date the Borrower shall borrow an amount of Tranche A Term Loans at least equal to 50% of the aggregate original amount of the Tranche A Term Loan Commitments. Proceeds of Tranche A Term Loans shall be available for any use permitted under
Section 6.09.

            (c) TRANCHE B TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make Tranche B Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Tranche B Term Loan Commitment. Proceeds of Tranche B Term Loans shall be available for any use permitted under Section 6.09.

            (d) TRANCHE C TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche C Term Loan Lender agrees to make Tranche C Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Tranche C Term Loan Commitment. Proceeds of Tranche C Term Loans shall be available for any use permitted under Section 6.09.

            (e) INCREMENTAL FACILITY LOANS. In addition to Borrowings of Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans pursuant to paragraphs (a), (b), (c) and (d) above, at any time and from time to time prior to December 31, 2002, the Borrower may request that one or more Persons (which may include the Lenders) offer to enter into commitments to

                                CREDIT AGREEMENT
make additional revolving loans ("INCREMENTAL FACILITY REVOLVING LOANS") or term loans ("INCREMENTAL FACILITY TERM LOANS" and, together with the Incremental Facility Revolving Loans, "INCREMENTAL FACILITY LOANS") under this paragraph
(e), it being understood that if such offer is to be made by any Person that is not already a Lender hereunder, the Administrative Agent shall have consented to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 10.04(b) in the event of an assignment to such Person. In the event that one or more of such Persons offer, in their sole discretion, to enter into such commitments, and such Persons and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Persons making such offers and the fees (if any) to be payable by the Borrower in connection therewith, in the case of Incremental Facility Revolving Loans the commitment reduction schedule and commitment termination date to be applicable thereto and, in the case of Incremental Facility Term Loans the amortization and maturity date to be applicable thereto, the Borrower, such Persons, the Administrative Agent and the Collateral Agent shall execute and deliver an appropriate Incremental Facility Amendment, and such Persons shall become obligated to make Incremental Facility Revolving Loans or Incremental Facility Term Loans, as applicable, under this Agreement in an amount equal to the amount of their respective Incremental Facility Revolving Loan Commitments and Incremental Facility Term Loan Commitments, as applicable, as specified in such Incremental Facility Amendment. The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Persons in response to any such request by the Borrower shall be deemed to be a separate "SERIES" of Incremental Facility Loans for all purposes of this Agreement.

            Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to the Incremental Facility Loan Commitments, and Incremental Facility Loans, of any Series:

            (i) the minimum aggregate principal amount of Incremental Facility Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Facility Loans) shall be $100,000,000,

            (ii) the Average Life to Maturity of scheduled commitment reductions for Incremental Facility Revolving Loan Commitments shall be greater than the Average Life to Maturity (determined on a combined basis) of the Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans (except that Incremental Facility Revolving Loan Commitments shall be entitled to participate, to the extent provided in
      Section 2.09(b), in mandatory commitment reductions),

            (iii) the Average Life to Maturity of the Incremental Facility Term Loans of any Series shall be greater than the Average Life to Maturity (determined on a combined basis) of the Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans (except that Incremental Facility Term Loans shall be entitled to participate, to the extent provided in Section 2.09(b), in mandatory prepayments),

            (iv) the commitment termination date of the Incremental Facility Revolving Loan Commitments of any Series shall not be earlier than the date three months after the final Principal Payment Date for the Tranche C Term Loans (but such commitment termination date

                                CREDIT AGREEMENT
      may be accelerated to any accelerated final Principal Payment Date for the Tranche C Term Loans pursuant to the last sentence of
      Section 2.08(d)), PROVIDED that such commitment termination date may be earlier than the date three months after the final Principal Payment Date for the Tranche C Term Loans if on such commitment termination date the Incremental Facility Revolving Loans of such Series convert into term loans having a maturity date and amortization otherwise meeting the requirements of clauses (iii) and
      (v) of this paragraph (and, upon such conversion, such Loans shall be treated as "Incremental Facility Term Loans" for all purposes of this Agreement) and

            (v) the final maturity date of the Incremental Facility Term Loans of any Series shall not be earlier than the date three months after the final Principal Payment Date for the Tranche C Term Loans (but such final maturity may be accelerated to any accelerated final Principal Payment Date for the Tranche C Term Loans pursuant to the last sentence of Section 2.08(d)).

            Following execution and delivery by the Borrower, one or more Incremental Facility Lenders, the Administrative Agent and the Collateral Agent as provided above of an Incremental Facility Amendment with respect to any Series then, subject to the terms and conditions set forth herein:

            (x) if such Incremental Facility Loans are to be Incremental Facility Revolving Loans, each Incremental Facility Loan Lender of such Series agrees to make Incremental Facility Revolving Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Facility Amendment, in an aggregate principal amount that will not result in such Lender's Incremental Facility Revolving Loans of such Series exceeding such Lender's Incremental Facility Revolving Loan Commitment of such Series; within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Incremental Facility Revolving Loans of such Series; and

            (y) if such Incremental Facility Loans are to be Incremental Facility Term Loans, each Incremental Facility Term Loan Lender of such Series agrees to make Incremental Facility Term Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Facility Amendment, in a principal amount up to but not exceeding such Lender's Incremental Facility Term Loan Commitment of such Series.

            Proceeds of Incremental Facility Loans shall be available for any use permitted under the applicable provisions of Section 6.09.

            (f) TREATMENT OF LOANS OUTSTANDING UNDER EXISTING CREDIT AGREEMENT. In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date, then any then-outstanding Interest Periods shall automatically be terminated and such loans shall be continued as Revolving Credit Loans or Term Loans hereunder of one or more Classes, as the Borrower shall specify at the time of the initial Borrowing hereunder, and the Lenders hereunder shall, on the Effective Date, take such actions, and make such adjustments among themselves, as shall be necessary so that such loans are held hereunder pro rata in accordance with their respective Revolving Credit Commitments and Term Loan Commitments of the Classes selected, including by purchasing the loans under the Existing Credit Agreement of any "Lenders" under the Existing Credit Agreement that are not becoming

                                CREDIT AGREEMENT

Lenders hereunder. On the Effective Date, the Borrower shall cause to be paid to each "Lender" party to the Existing Credit Agreement, all amounts that would be owing to such Lender under Section 2.14 of the Existing Credit Agreement as if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Effective Date, whether or not any such loans are actually repaid on the Effective Date.

            SECTION 2.02. LOANS AND BORROWINGS.

            (a) OBLIGATION OF LENDERS. Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) TYPE OF LOANS. Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) MINIMUM AMOUNTS. At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000; PROVIDED that (i) a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

            SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED that any such notice of a Revolving Credit Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                                CREDIT AGREEMENT

            (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowing, Tranche C Term Loan Borrowing or Incremental Facility Loan Borrowing (including, if applicable, the respective Series of Incremental Facility Loans to which such Borrowing relates);

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall (x) in the case of a Revolving Credit Borrowing or Incremental Facility Revolving Loan Borrowing, be a Base Rate Borrowing and (y) in the case of a Term Loan Borrowing, be a Eurodollar Borrowing having an Interest Period of one month's duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            Anything herein to the contrary notwithstanding, the initial Borrowing hereunder shall be a Base Rate Borrowing, except to the extent that this Agreement shall have been duly executed and delivered by each of the parties hereto at least three Business Days prior to the Effective Date and the Borrower has given timely notice of a Eurodollar Borrowing after such execution and delivery.

            SECTION 2.04. LETTERS OF CREDIT.

            (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans PROVIDED for in Section 2.01(a), the Borrower may request the issuance of Letters of Credit for its own account by any Issuing Bank, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding

                                CREDIT AGREEMENT

Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of any Issuing Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.04) shall not exceed $75,000,000, (ii) the aggregate LC Exposure of all of the Issuing Banks (so determined) shall not exceed $150,000,000 and (iii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments.

            (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 18 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 18 months after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

            (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Bank, and without any further action on the part of such Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) REIMBURSEMENT. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC

                                CREDIT AGREEMENT

Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

            If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages

                                CREDIT AGREEMENT

(as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) such Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

            (ii) such Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

            (iii) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

            (g) DISBURSEMENT PROCEDURES. The Issuing Bank for any Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement.

            (h) INTERIM INTEREST. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.04, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.04 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into the Letter of Credit Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover

                                CREDIT AGREEMENT
pursuant to Section 2.09(b), the amount required under Section 2.09(b); PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Collateral Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Restricted Company Guarantee and Security Agreement.

            (j) EXISTING LETTERS OF CREDIT. Pursuant to Section 2.04 of the Existing Credit Agreement, the Issuing Banks have issued various "Letters of Credit" under and as defined in the Existing Credit Agreement. On the Effective Date, subject to the satisfaction of the conditions precedent set forth in
Article V, each of such "Letters of Credit" under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become a Letter of Credit hereunder.

                  SECTION 2.05.  FUNDING OF BORROWINGS.

            (a) FUNDING BY LENDERS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; PROVIDED that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the respective Issuing Bank for such Letter of Credit.

            (b) PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.06. INTEREST ELECTIONS.

            (a) ELECTIONS BY BORROWER. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar

                                CREDIT AGREEMENT

Borrowing, may elect Interest Periods therefor, all as provided in this Section
2.06. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) NOTICE OF ELECTIONS. To make an election pursuant to this
Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) INFORMATION IN ELECTION NOTICES. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Facility Loans to which such Interest Election Request relates) and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) NOTICE BY ADMINISTRATIVE AGENT TO LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) PRESUMPTION IF NO NOTICE. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (x) if a Revolving Credit Borrowing or Incremental Facility Revolving Loan

                                CREDIT AGREEMENT

Borrowing, be converted to a Base Rate Borrowing and (y) if a Term Loan Borrowing, be converted into, or continued as, a Eurodollar Borrowing having an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if a Specified Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Specified Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS.

            (a) TERMINATION OF COMMITMENTS. Unless previously terminated, (i) the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date, (ii) the Tranche A Term Loan Commitments shall terminate at the close of business on the last day of the Tranche A Term Loan Availability Period, (iii) the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments shall terminate after the Borrowing of Tranche B Term Loans and the Tranche C Term Loans on the Effective Date and (iv) the Incremental Facility Loan Commitments of any Series shall terminate on the respective date provided therefor in the Incremental Facility Amendment in respect of such Series.

            (b) SCHEDULED REDUCTIONS OF REVOLVING CREDIT COMMITMENTS. The aggregate amount of the Revolving Credit Commitments shall be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount (subject to reduction pursuant to paragraph (c) below) set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:

                    (A)                               (B)
             Revolving Credit                   Revolving Credit
            Commitment Reduction               Commitments Reduced
             Date Falling on or                 to the Following
               Nearest To:                           Amounts:
               -----------                           --------

             December 31, 2002                  $ 1,462,500,000
             March 31, 2003                     $ 1,425,000,000

             June 30, 2003                      $ 1,387,500,000
             September 30, 2003                 $ 1,350,000,000
             December 31, 2003                  $ 1,312,500,000
             March 31, 2004                     $ 1,275,000,000

             June 30, 2004                      $ 1,200,000,000
             September 30, 2004                 $ 1,125,000,000
             December 31, 2004                  $ 1,050,000,000
             March 31, 2005                     $   975,000,000

                                CREDIT AGREEMENT

             June 30, 2005                      $   881,250,000
             September 30, 2005                 $   787,500,000
             December 31, 2005                  $   693,750,000
             March 31, 2006                     $   600,000,000

             June 30, 2006                      $   506,250,000
             September 30, 2006                 $   412,500,000
             December 31, 2006                  $   318,750,000
             March 31, 2007                     $   225,000,000

             June 30, 2007                      $   150,000,000
             September 30, 2007                 $    75,000,000
             December 31, 2007                  $             0

            Notwithstanding the foregoing, if on any date (the "TEST DATE"), the maturity date for any then-outstanding Public Notes (excluding all Existing Public Notes maturing in 2003, 2004 and 2005 and excluding also all Public Notes maturing after June 30, 2009), or mandatory redemption date for Disqualified Capital Stock (excluding all Disqualified Capital Stock with a mandatory redemption date after June 30, 2009), shall fall within six months of the Test Date then, if the aggregate principal amount of all such Public Notes that mature, and the redemption price of all such Disqualified Capital Stock that is required to be redeemed, prior to June 30, 2009 is at such time greater than the Threshold Amount, the Revolving Credit Commitments shall automatically reduce to zero on the Test Date, PROVIDED that the foregoing shall not apply if either (x) the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's or (y) the Required Lenders shall elect otherwise at any time prior to the Test Date.

            (c) VOLUNTARY TERMINATION OR REDUCTION. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of such Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Commitments of such Class (including any Incremental Facility Revolving Loan Commitments of any Class) if, after giving effect to any concurrent prepayment of Loans in accordance with
Section 2.09, the outstanding Loans of such Class would exceed the total Commitments of such Class and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

            (d) NOTICE OF TERMINATION OR REDUCTION. The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (c) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; PROVIDED that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative

                                CREDIT AGREEMENT

Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) REVOLVING CREDIT LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date.

            (b) TRANCHE A TERM LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Term Loan Lenders the principal of the Tranche A Term Loans in twenty-one installments payable on the Principal Payment Dates as follows:

            Principal Payment Date
            Falling on or Nearest to:              Amount of Installment:
            -------------------------              ----------------------

               December 31, 2002                        $ 42,500,000
               March 31, 2003                           $ 42,500,000

               June 30, 2003                            $ 42,500,000
               September 30, 2003                       $ 42,500,000
               December 31, 2003                        $ 42,500,000
               March 31, 2004                           $ 42,500,000

               June 30, 2004                            $ 85,000,000
               September 30, 2004                       $ 85,000,000
               December 31, 2004                        $ 85,000,000
               March 31, 2005                           $ 85,000,000

               June 30, 2005                            $106,250,000
               September 30, 2005                       $106,250,000
               December 31, 2005                        $106,250,000
               March 31, 2006                           $106,250,000

               June 30, 2006                            $106,250,000
               September 30, 2006                       $106,250,000
               December 31, 2006                        $106,250,000
               March 31, 2007                           $106,250,000

               June 30, 2007                            $ 85,000,000
               September 30, 2007                       $ 85,000,000
               December 31, 2007                        $ 85,000,000

                                CREDIT AGREEMENT

If on the close of business on the last day of the Tranche A Term Loan Availability Period the aggregate outstanding principal amount of the Tranche A Term Loans shall be less than the aggregate original principal amount of the Tranche A Term Loan Commitments, the shortfall shall be applied to reduce the foregoing installments ratably.

            Notwithstanding the foregoing, if on any date (the "TEST DATE"), the maturity date for any then-outstanding Public Notes (excluding all Existing Public Notes maturing in 2003, 2004 and 2005 and excluding also all Public Notes maturing after June 30, 2009), or mandatory redemption date for Disqualified Capital Stock (excluding all Disqualified Capital Stock with a mandatory redemption date after June 30, 2009), shall fall within six months of the Test Date then, if the aggregate principal amount of all such Public Notes that mature, and the redemption price of all such Disqualified Capital Stock that is required to be redeemed, prior to June 30, 2009 is at such time greater than the Threshold Amount, the Tranche A Term Loans shall be paid in full on the Test Date, PROVIDED that the foregoing shall not apply if either (x) the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's or (y) the Required Lenders shall elect otherwise at any time prior to the Test Date.

            (c) TRANCHE B TERM LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Term Loan Lenders the principal of the Tranche B Term Loans in twenty-three installments payable on the Principal Payment Dates as follows:

            Principal Payment Date
            Falling on or Nearest to:               Amount of Installment:
            -------------------------               ----------------------
               December 31, 2002                      $    2,250,000
               March 31, 2003                         $    2,250,000

               June 30, 2003                          $    2,250,000
               September 30, 2003                     $    2,250,000
               December 31, 2003                      $    2,250,000
               March 31, 2004                         $    2,250,000

               June 30, 2004                          $    2,250,000
               September 30, 2004                     $    2,250,000
               December 31, 2004                      $    2,250,000
               March 31, 2005                         $    2,250,000

               June 30, 2005                          $    2,250,000
               September 30, 2005                     $    2,250,000
               December 31, 2005                      $    2,250,000
               March 31, 2006                         $    2,250,000

                                CREDIT AGREEMENT

               June 30, 2006                          $    2,250,000
               September 30, 2006                     $    2,250,000
               December 31, 2006                      $    2,250,000
               March 31, 2007                         $    2,250,000

               June 30, 2007                          $    2,250,000
               September 30, 2007                     $    2,250,000
               December 31, 2007                      $    2,250,000
               March 31, 2008                         $    2,250,000

               June 30, 2008                          $  850,500,000

            Notwithstanding the foregoing, if on any date (the "TEST DATE"), the maturity date for any then-outstanding Public Notes (excluding all Existing Public Notes maturing in 2003, 2004 and 2005 and excluding also all Public Notes maturing after June 30, 2009), or mandatory redemption date for Disqualified Capital Stock (excluding all Disqualified Capital Stock with a mandatory redemption date after June 30, 2009), shall fall within six months of the Test Date then, if the aggregate principal amount of all such Public Notes that mature, and the redemption price of all such Disqualified Capital Stock that is required to be redeemed, prior to June 30, 2009 is at such time greater than the Threshold Amount, the Tranche B Term Loans shall be paid in full on the Test Date, PROVIDED that the foregoing shall not apply if either (x) the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's or (y) the Required Lenders shall elect otherwise at any time prior to the Test Date.

            (d) TRANCHE C TERM LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche C Term Loan Lenders the principal of the Tranche C Term Loans in twenty-five installments payable on the Principal Payment Dates as follows:

            Principal Payment Date
            Falling on or Nearest to:              Amount of Installment:
            -------------------------              ----------------------
               December 31, 2002                      $    2,250,000
               March 31, 2003                         $    2,250,000

               June 30, 2003                          $    2,250,000
               September 30, 2003                     $    2,250,000
               December 31, 2003                      $    2,250,000
               March 31, 2004                         $    2,250,000

               June 30, 2004                          $    2,250,000
               September 30, 2004                     $    2,250,000
               December 31, 2004                      $    2,250,000
               March 31, 2005                         $    2,250,000

                                CREDIT AGREEMENT

               June 30, 2005                          $    2,250,000
               September 30, 2005                     $    2,250,000
               December 31, 2005                      $    2,250,000
               March 31, 2006                         $    2,250,000

               June 30, 2006                          $    2,250,000
               September 30, 2006                     $    2,250,000
               December 31, 2006                      $    2,250,000
               March 31, 2007                         $    2,250,000

               June 30, 2007                          $    2,250,000
               September 30, 2007                     $    2,250,000
               December 31, 2007                      $    2,250,000
               March 31, 2008                         $    2,250,000

               June 30, 2008                          $    2,250,000
               September 30, 2008                     $    2,250,000
               December 31, 2008                      $  846,000,000

            Notwithstanding the foregoing, if on any date (the "TEST DATE"), the maturity date for any then-outstanding Public Notes (excluding all Existing Public Notes maturing in 2003, 2004 and 2005 and excluding also all Public Notes maturing after June 30, 2009), or mandatory redemption date for Disqualified Capital Stock (excluding all Disqualified Capital Stock with a mandatory redemption date after June 30, 2009), shall fall within six months of the Test Date then, if the aggregate principal amount of all such Public Notes that mature, and the redemption price of all such Disqualified Capital Stock that is required to be redeemed, prior to June 30, 2009 is at such time greater than the Threshold Amount, the Tranche C Term Loans shall be paid in full on the Test Date, PROVIDED that the foregoing shall not apply if either (x) the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's or (y) the Required Lenders shall elect otherwise at any time prior to the Test Date.

            (e) INCREMENTAL FACILITY LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Incremental Facility Lenders of any Series the principal of the Incremental Facility Loans of such Series on such dates and in such amounts as shall be agreed upon pursuant to Section 2.01(e) at the time the Incremental Facility Commitments of such Series are established.

            Notwithstanding the foregoing, if on any date (the "TEST DATE"), the maturity date for any then-outstanding Public Notes (excluding all Existing Public Notes maturing in 2003, 2004 and 2005 and excluding also all Public Notes maturing after June 30, 2009), or mandatory redemption date for Disqualified Capital Stock (excluding all Disqualified Capital Stock with a mandatory redemption date after June 30, 2009), shall fall within six months of the Test Date then, if the aggregate principal amount of all such Public Notes that mature, and the redemption price of all such Disqualified Capital Stock that is required to be redeemed, prior to June 30, 2009 is at such time greater than the Threshold Amount, the Incremental Facility Loans shall be paid in full on the Test Date, PROVIDED that the foregoing shall not


                                CREDIT AGREEMENT
apply if either (x) the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's or (y) the Required Lenders shall elect otherwise at any time prior to the Test Date.

            (f) MAINTENANCE OF LOAN ACCOUNTS BY LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (g) MAINTENANCE OF LOAN ACCOUNTS BY ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (h) EFFECT OF LOAN ACCOUNTS. The entries made in the accounts maintained pursuant to paragraph (f) or (g) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (i) PROMISSORY NOTES. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. If any Lender requests that the Loans made by it be evidenced by a promissory note, and such Lender is a Lender under the Existing Credit Facility, the Borrower will not be obligated to execute and deliver any such promissory note to such Lender unless such Lender shall first have delivered any existing promissory notes executed and delivered to such Lender pursuant to the Existing Credit Agreement to the Administrative Agent or Special Counsel. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.09. PREPAYMENT OF LOANS.

            (a) OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09. Prepayments of Term Loan Borrowings under this Section 2.09(a) shall be applied to each of such Classes of Borrowings (i) as between such Classes of Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Classes outstanding on the date of prepayment and (ii) as within such Classes of Loans, to the respective installments thereof in the direct order of their maturities (i.e., so that the earliest maturing installments are prepaid first).

                                CREDIT AGREEMENT

            (b) MANDATORY PREPAYMENTS -- ALL LOANS. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder) as follows:

            (i) EXCESS CASH FLOW. Not later than the date 135 days after the end of each fiscal year of the Borrower as at the end of which the Total Indebtedness to Cash Flow Ratio is greater than 5.00 to 1 (commencing with Excess Cash Flow for the fiscal year ending on December 31, 2002), the Borrower shall prepay the Loans hereunder (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09(b)), and the Commitments hereunder of each Class shall be subject to automatic reduction, in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iv) of this
      Section 2.09(b). Notwithstanding the foregoing, to the extent that during any fiscal year the Borrower shall have made voluntary prepayments of any Class of Term Loans, or shall have voluntarily reduced the Revolving Credit Commitments or Incremental Facility Revolving Loan Commitments of any Series, then such prepayment or reduction shall be credited against the prepayment or reduction of the corresponding Class of Loans or Commitments otherwise required under this clause (i) with respect to Excess Cash Flow for the fiscal year in which such prepayment or reduction occurred.

            (ii) SALE OF ASSETS. Without limiting the obligation of the Restricted Companies to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition after the Effective Date (herein, the "CURRENT DISPOSITION") as to which the estimated amount of the Net Cash Payments, together with all prior Dispositions after the Effective Date as to which a prepayment has not yet been made under this
      Section 2.09(b)(ii) and as to which a report contemplated by this Section 2.09(b)(ii) has not been delivered, shall exceed $100,000,000, to deliver to the Administrative Agent a report certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, with respect to such Current Disposition and all such prior Dispositions setting out the estimated amount of the Net Cash Payments of all such Dispositions that will (on the date of the Current Disposition) have been received in cash, whereupon the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09(b)), and the Commitments hereunder of each Class shall be subject to automatic reduction, as follows:

                        (w) upon the date of the Current Disposition, in an
            aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of the Current Disposition, to the extent received in cash on the date of the Current Disposition, together with 100% of the Net Cash Payments of all such prior Dispositions to the extent received in cash on or prior to such date; and

                        (x) thereafter, quarterly, on the date of the delivery
            by the Borrower to the Administrative Agent pursuant to Section 6.01(c) of the financial statements for each quarterly fiscal period or (if earlier) the date 60 days after the end of such quarterly fiscal period (90 days in the case of the last fiscal quarter in any fiscal year), to the extent the Restricted Companies shall receive Net Cash Payments during such quarterly fiscal

                                CREDIT AGREEMENT
            period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments MINUS (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments PLUS (or MINUS, as the case may be) (C) any other adjustment received or paid by the Restricted Companies pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, PROVIDED that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $100,000,000, then the Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment.

      Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (iv) of this Section 2.09(b).

            Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover) pursuant to this Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clauses (w) or (x) that it intends to reinvest such Net Cash Payments in assets to be used in the business of the Restricted Companies (including through Capital Expenditures or pursuant to an acquisition permitted under Section 7.04(a)(vi)), so long as:

                        (y) such Net Cash Payments are either (A) delivered to
            the Collateral Agent to be held in the Sale Proceeds Reinvestment Account pending such reinvestment, in which event the Collateral Agent need not release such Net Cash Payments except upon presentation of evidence reasonably satisfactory to it that such Net Cash Payments are to be so reinvested in compliance with the provisions of this Agreement or (B) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by the second paragraph of Section 2.01(a), a portion of the Revolving Credit Commitments equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of acquiring assets to be used in the business of the Restricted Companies (including through Capital Expenditures or making acquisitions under Section 7.04(a)(vi)) or to make prepayments of Loans under clause (z)(B) below), and

                        (z) the Net Cash Payments from any Disposition are in
            fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are delivered to the Collateral Agent

                                CREDIT AGREEMENT
            or applied to the prepayment of Revolving Credit Loans as provided in clause (y) above, such Net Cash Payments shall be deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Cash Payments so held for more than twelve months shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause (iv) of this Section 2.09(b) and (B) any Reserved Commitment Amount that remains so unutilized for twelve months shall be utilized through the borrowing by the Borrower of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause
            (iv) of this Section 2.09(b)).

      As contemplated by Article V of the Restricted Company Guarantee and Security Agreement, nothing in this Section 2.09(b)(ii) shall be deemed to obligate the Collateral Agent to release any of such proceeds from the Sale Proceeds Reinvestment Account to the Restricted Companies for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

            In the event that any Reserved Commitment Amount with respect to any Disposition shall remain unutilized for twelve months and the Borrower shall for any reason not borrow Revolving Credit Loans the proceeds of which are applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided above in this clause (ii), the Revolving Credit Lenders agree (which agreement shall be absolute and unconditional, regardless of whether or not the conditions to a borrowing of Revolving Credit Loans hereunder shall have been satisfied and regardless of the occurrence or continuance of any Event of Default, including any Event of Default described in paragraphs (h) or (i) of
      Article VIII) to purchase participations in the Loans of each of the other Lenders (including the Incremental Facility Lenders, if any, of each Series) in amounts equivalent to the amount of the respective prepayments that each of such Lenders would have received had such borrowing of Revolving Credit Loans occurred as provided above.

            (iii) CHANGE IN CONTROL. Upon the occurrence of any Change in Control, the Borrower shall prepay the Loans hereunder in full (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09(b)), and, unless the Required Lenders shall elect otherwise, the Commitments hereunder of each Class shall be automatically terminated.

            (iv) APPLICATION. Upon each required reduction of Commitments and prepayment of Loans (and cover for LC Exposure) pursuant to this Section 2.09(b), the respective Commitments of each Class shall be reduced, and (if the Commitments of such Class have terminated) the respective Loans of each Class shall be prepaid, ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments or Loans (whichever, as to any particular Class is greater). If after giving effect to any such reduction of the Commitments of any Class the aggregate principal amount of the Loans of such Class (or, in the case of Revolving Credit Commitments, the aggregate Revolving Credit Exposure) shall exceed the amount of such Commitments, the Borrower will prepay the Loans of such Class (and, to the

                                CREDIT AGREEMENT
      extent necessary, in the case of the Revolving Credit Commitments, provide cover for LC Exposure pursuant to Section 2.04(i)) in an amount equal to such excess. Prepayments of the Loans of any Class shall be applied to the installments thereof in the direct order of maturity (i.e., so that the earliest maturing installments are prepaid first).

            Subject to the requirements of this clause (iv), in making prepayments of the Loans of any particular Class, the Borrower may elect to prepay Base Rate Loans of such Class (or Eurodollar Loans of such Class having Interest Periods that are the earliest scheduled to expire) in order to minimize amounts that it would otherwise be required to pay under
      Section 2.14 in connection with such prepayment.

            (c) MANDATORY PREPAYMENTS - REVOLVING CREDIT LOANS.

            (i) OFF-BALANCE SHEET TRANSACTIONS. In the event that any of the Restricted Companies shall at any time receive any proceeds from any Off-Balance Sheet Transaction, the Borrower shall forthwith apply the amount of such proceeds to the prepayment of Revolving Credit Loans and Incremental Facility Revolving Loans of each Series hereunder ratably (but, in each case, without any reduction of Revolving Credit Commitments or Incremental Facility Revolving Loan Commitments), it being understood that such proceeds shall not include amounts collected by the Restricted Companies on behalf of Off-Balance Sheet Companies representing payments or other amounts payable by customers in respect of Off-Balance Sheet Assets of such Off-Balance Sheet Companies.

            (ii) OUTSTANDINGS EXCEEDING COMMITMENTS. If at any time the aggregate amount of the Revolving Credit Exposure shall exceed the Revolving Credit Commitments (including by reason of a regularly-scheduled reduction in such Commitments pursuant to Section 2.07(b)), the Borrower will prepay the Revolving Credit Loans (and, to the extent necessary provide cover for LC Exposure pursuant to Section 2.04(i)) in an amount equal to such excess.

            (d) NOTIFICATION OF PREPAYMENTS. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing of a particular Class, the Administrative Agent shall advise the Lenders holding Loans of such Class of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.

            (e) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                                CREDIT AGREEMENT

            (f) PREPAYMENT PREMIUM. Upon any prepayment of Tranche B Term Loans or Tranche C Term Loans pursuant to paragraph (b) above (i) during the period commencing on the Effective Date to but not including the first anniversary thereof, the Borrower shall pay to the holders of such Loans a prepayment premium in respect of the principal amount of such Loans so prepaid equal to 2% of such principal amount and (ii) during the period commencing on such first anniversary to but not including the second anniversary of the Effective Date, the Borrower shall pay to the holders of such Loans a prepayment premium in respect of the principal amount of such Loans so prepaid equal to 1% of such principal amount, it being understood that no prepayment premium shall be required pursuant to this paragraph in respect of any prepayment of such Loans made on or after such second anniversary. For purposes hereof, any prepayment made pursuant to Section 2.09(a) after a public announcement of a Change in Control (and prior to the date of a public announcement that the transaction giving rise to such impending Change in Control has been rescinded or terminated) shall be deemed to be a prepayment made pursuant to Section 2.09(b)(iii). In addition, in the event that the Required Lenders shall modify or waive any of the provisions of Section 2.09(b) and, as a result thereof, a prepayment that would otherwise have been required under Section 2.09(b) shall not be made, the Borrower shall nevertheless pay to the holders of the Loans under the Term B Facility and Term C Facility a prepayment premium equal to the amount of prepayment premium that would otherwise have been paid had such prepayment occurred.

            SECTION 2.10. FEES.

            (a) COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, for each day from and including the Effective Date to but excluding the date on which such Lender's Revolving Credit Commitment or Tranche A Term Loan Commitment, as applicable, shall terminate, at a rate per annum equal to the Commitment Fee Rate (as defined below) on the unused amount of the Revolving Credit Commitment and Tranche A Term Loan Commitment of such Lender for such day. Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Commitment, on the date such Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes hereof, the "COMMITMENT FEE RATE" means, for any day, the rate per annum set forth in the schedule below opposite the percentage of the aggregate Revolving Credit Commitments of all of the Revolving Credit Lenders that shall be utilized on such day:

               UTILIZATION PERCENTAGE                  COMMITMENT FEE RATE
               ----------------------                  -------------------
            Greater than or equal to 50%                      0.50%
   Greater than or equal to 25% and less than 50%             0.75%
                    Less than 25%                             1.00%

Notwithstanding the foregoing, the Commitment Fee Rate otherwise applicable will be reduced by 0.125% effective on the date three Business Days after the delivery to the Administrative Agent of the financial statements of NCI and its subsidiaries (and of the Restricted Companies) for any fiscal quarter

                                CREDIT AGREEMENT
pursuant to Section 6.01(c) if, as at the end of such fiscal quarter, the Total Indebtedness to Cash Flow Ratio is less than 7.00 to 1, such reduction to remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent hereunder (whereupon such reduction shall continue to the extent such Ratio is again less than 7.00 to 1 as at the then most-recently ended fiscal quarter).

            The Borrower agrees to pay to the Administrative Agent for the account of each Incremental Facility Lender in respect of its Incremental Facility Loan Commitment of any Series a commitment fee at such rate per annum (computed on such basis) as shall be agreed upon pursuant to Section 2.01(e) at the time such Incremental Facility Loan Commitment is established.

            (b) LETTER OF CREDIT FEES. The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

            (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate used in determining interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

            (ii) to each Issuing Bank (x) a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure of such Issuing Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of Section 2.04, and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of such Issuing Bank outstanding hereunder, and (y) such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, PROVIDED that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) AGENCY FEES. The Borrower agrees to pay to the Administrative Agent and the Collateral Agent, for their own respective accounts, fees payable in the amounts and at the times separately agreed in writing upon between the Borrower and the Administrative Agent and the Collateral Agent, respectively.

                                CREDIT AGREEMENT

            (d) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

            SECTION 2.11. INTEREST.

            (a) BASE RATE BORROWINGS. The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.

            (b) EURODOLLAR BORROWINGS. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) DEFAULT INTEREST. Notwithstanding the foregoing, (i) during the period when any Specified Default shall have occurred and be continuing, the principal of each Loan hereunder shall bear interest, after as well as before judgment, at a rate per annum (herein, the "POST-DEFAULT RATE") equal to 2% plus the rate (taking into account the last paragraph of the definition of "Applicable Rate" in Section 1.01) otherwise applicable to such Loan as provided above and (ii) if any interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate for the Loan in respect of which such interest is payable (or, in the case of a fee or other amount that does not relate to a Loan of a particular type, at the Post-Default Rate for Base Rate Tranche B Term Loans).

            (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that
(i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Term Loans of any Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments and all accrued interest on Incremental Facility Revolving Loans of any Series shall be payable upon termination of the Incremental Facility Revolving Loan Commitments of such Series.

                  (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                                CREDIT AGREEMENT

            SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

            SECTION 2.13. INCREASED COSTS.

            (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

            (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) CAPITAL REQUIREMENTS. If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's

                                CREDIT AGREEMENT
holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, or such Lender's or Issuing Bank's holding company, for any such reduction suffered.

            (c) CERTIFICATES FROM LENDERS. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

            In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate

                                CREDIT AGREEMENT
that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.15. TAXES.

            (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes (except to the extent that, after request by the Borrower, the respective Lender shall have failed to deliver the documents referred to in paragraph (e) of this Section 2.15); PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) OTHER TAXES. In addition the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) INDEMNIFICATION BY BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) RECEIPT FOR PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) FOREIGN LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable

                                CREDIT AGREEMENT
law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

            (a) PAYMENTS BY OBLIGORS. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

            (b) APPLICATION IF PAYMENTS INSUFFICIENT. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments or such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the

                                CREDIT AGREEMENT
amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

            (d) SHARING OF PAYMENTS BY LENDERS. If, at any time after the occurrence and during the continuance of an Event of Default hereunder, any Lender shall, by exercising any right of set-off or counterclaim or otherwise (including through voluntary prepayment by the Restricted Companies, or through the exercise of any remedies under, or payments made pursuant to, the Restricted Company Guarantee and Security Agreement), obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of such Class or any other Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank entitled thereto (the "APPLICABLE RECIPIENT") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) CERTAIN DEDUCTIONS BY ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

                                CREDIT AGREEMENT

            SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) DESIGNATION OF DIFFERENT LENDING OFFICe. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or participations in LC Disbursements) hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) REPLACEMENT OF LENDERS -- INCREASED COSTS, ETC. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each Issuing Bank), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            (c) REPLACEMENT OF LENDERS -- AMENDMENTS. If, in connection with a request by any Credit Party to obtain the consent of the Lenders to a waiver, amendment or modification of any of the provisions of this Agreement or any other Loan Document that requires the consent of all of the Lenders under
Section 10.02, one or more Lenders (the "DECLINING LENDERS") having Loans, LC Exposure and unused Commitments representing not more than 5% of the sum of the total Loans, LC Exposure and unused Commitments at such time have declined to agree to such request, then the Borrower may, at its sole expense and effort, upon notice to such Lender(s) and the Administrative Agent, require all (but not less than all) of such Declining Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all their interests, rights and obligations under this Agreement to one or more assignees that shall assume such obligations (any of which assignees may be

                                CREDIT AGREEMENT
another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each Issuing
Bank), which consents shall not unreasonably be withheld or delayed, (ii) each such Declining Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under any other Loan Document, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) the Borrower shall have paid to each of the Lenders compensation in an amount equivalent (taking into account the total Commitments, LC Exposure and Loans of such other Lenders) to any compensation required to induce the assignees to take such assignment from the Declining Lenders.

                                   ARTICLE III

                                GUARANTEE BY NCI

            SECTION 3.01. THE GUARANTEE. NCI hereby guarantees to each Lender, each Issuing Bank and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, any Issuing Bank or either Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender (or any affiliate of any Lender) under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). NCI hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, NCI will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 3.02. OBLIGATIONS UNCONDITIONAL. The obligations of NCI under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of NCI hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of NCI hereunder which shall remain absolute and unconditional as described above:

                                CREDIT AGREEMENT

            (i) at any time or from time to time, without notice to NCI, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Collateral Agent, any Issuing Bank or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

NCI hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION 3.03. REINSTATEMENT. The obligations of NCI under this
Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and NCI agrees that it will indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent, the Collateral Agent or such Issuing Bank or Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 3.04. SUBROGATION. NCI hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Issuing Bank, each Lender, the Collateral Agent and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by NCI to the Borrower.

                                CREDIT AGREEMENT

            SECTION 3.05. REMEDIES. NCI agrees that, as between NCI and the Issuing Banks and Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by NCI for purposes of Section 3.01.

            SECTION 3.06. INSTRUMENT FOR THE PAYMENT OF MONEY. NCI hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Issuing Bank, any Lender, the Collateral Agent or the Administrative Agent, at its sole option, in the event of a dispute by NCI in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 3.07. CONTINUING GUARANTEE. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            NCI and each Restricted Company represents and warrants to the Lenders and the Agents, as to itself and each of its subsidiaries, that:

            SECTION 4.01. ORGANIZATION; POWERS. NCI is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Restricted Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Credit Party has all requisite power and authority under its respective organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate or other power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder or other action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                                CREDIT AGREEMENT

            SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

            SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

            (a) FINANCIAL STATEMENTS. The Credit Parties have heretofore delivered to the Lenders the following financial statements:

            (i) the audited consolidated balance sheet and statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the fiscal year ended December 31, 1998, reported on by Deloitte & Touche LLP, independent public accountants;

            (ii) the unaudited combined condensed consolidated balance sheet and statements of changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the six-month period ended June 30, 1999, together with the unaudited consolidated statements of operations for such period and for the fiscal quarter ended June 30, 1999, in each case certified by a Financial Officer of NCI;

            (iii) the unaudited combined condensed balance sheet and statements of operations, changes in stockholders' equity and cash flows of the Restricted Companies as of and for the fiscal year ended December 31, 1998, certified by a Financial Officer of the Borrower; and

            (iv) the unaudited combined condensed balance sheet and statements of changes in stockholders' equity and cash flows of the Restricted Companies as of and for the six-month period ended June 30, 1999, together with the unaudited combined statements of operations for such period and for the fiscal quarter ended June 30, 1999, in each case certified by a Financial Officer of the Borrower.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of NCI and its subsidiaries, and the combined condensed financial position and results of operations and cash flows of the Restricted Companies, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements as at and for the fiscal quarter and six-month period ended June 30, 1999.

            (b) NO MATERIAL ADVERSE CHANGE. Since June 30, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole.

                                CREDIT AGREEMENT

            (c) NO MATERIAL UNDISCLOSED LIABILITIES. None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at June 30, 1999 referred to above.

            (d) YEAR 2000 ISSUES. The Restricted Companies have completed a review and have substantially completed the testing of their operations with a view to assessing whether their business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware or software used in their business or operations (including systems and equipment supplied by others or with which the systems of the Restricted Companies interface) will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review, the Borrower has no reason to believe that a Material Adverse Effect will occur with respect to such business or operations resulting from any such risk.

            SECTION 4.05. PROPERTIES.

            (a) TITLE GENERALLY. Each of the Credit Parties has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) INTELLECTUAL PROPERTY. Each of the Credit Parties and their respective subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties and their respective subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) LITIGATION GENERALLY. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting any of the Credit Parties or any of their respective subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

            (b) ENVIRONMENTAL MATTERS. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Credit Party nor any of their respective subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has

                                CREDIT AGREEMENT
received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

            (c) NO CHANGE IN STATUS OF DISCLOSED MATTERS. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Credit Parties and their respective subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 4.08. INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party nor any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.09. TAXES. Each of the Credit Parties and their respective subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, none of the Restricted Companies has contributed to, or within the past six years has contributed to or been required to contribute to, any "employee benefit pension plan" subject to Title IV of ERISA.

            SECTION 4.11. DISCLOSURE. The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Credit Parties to the Administrative Agent, the Collateral Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken together with any information contained in the public filings made by NCI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; PROVIDED that, with respect to

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                                     - 66 -


projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 4.12. MATERIAL AGREEMENTS AND LIENS.

            (a) INDEBTEDNESS. Part A of Schedule 4.12 is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement (other than this Agreement, the Existing Credit Agreement or the Public Note Indentures) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any of the Credit Parties the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $25,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule 4.12.

            (b) LIENS. Part B of Schedule 4.12 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $25,000,000 and covering any property of any of the Credit Parties, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said Schedule 4.12.

            SECTION 4.13. REGULATORY MATTERS.

            (a) LICENSE INFORMATION. The FCC Licenses and PUC Authorizations held or managed by the Restricted Companies that are material to the Mobile Communications Business of the Restricted Companies are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of FCC Licenses and such Authorizations. No event (including the pendency of any petition to deny, informal objection, petition to revoke, or other complaint, investigation or proceeding before the FCC or any
PUC) has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any FCC License or PUC Authorization held or managed by a Restricted Company and material to the Mobile Communications Business of the Restricted Companies or (ii) materially and adversely affect any rights of the Restricted Companies thereunder that are material to the Mobile Communications Business of the Restricted Companies.

            None of the Restricted Companies has any reason to believe or has any knowledge that the FCC Licenses and PUC Authorizations held or managed by the Restricted Companies that are material to the Mobile Communications Business of the Restricted Companies will not be renewed in the ordinary course. The Restricted Companies (taking into account the Commitments hereunder and the other financial sources reflected or assumed in the business plan of NCI set forth in the Information Memorandum) have sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of each Mobile Communications System they currently operate or currently plan to operate in compliance with all applicable technical standards and construction requirements and deadlines. The current ownership and operation by each of the Restricted Companies of its Mobile Communications Business comply with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC, any PUC and of any other Governmental

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
                                     - 67 -


Authority, except for such non-compliance that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (b) CONDITION OF SYSTEMS. All of the material properties, equipment and systems owned, leased or managed by each Restricted Company are, and (to the best knowledge of the Restricted Companies) all such material property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition and are and will be in compliance with all terms and conditions of the FCC Licenses and all standards or rules imposed by any Governmental Authority (including the FCC or any PUC) or as imposed under any agreements with telephone companies and customers, except for any such failure to be in good repair, working order or condition, and any such non-compliance, that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (c) FEES. Each of the Restricted Companies (as to all Mobile Communications Systems owned, leased or managed by any of such entities) has paid all franchise, license or other fees and charges which have become due pursuant to any Authorization in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

            (d) LICENSE COMPLIANCE. Except as specifically set forth in Schedule
4.13 hereto, each of the Restricted Companies has secured all Authorizations with the FCC, and, if applicable, any PUC and any other Governmental Authority exercising jurisdiction over the Mobile Communications Business of the Restricted Companies (or the construction of delivery systems therefor) required for the conduct of the business and operations of the Mobile Communications Business as currently conducted, except where the failure to so obtain such Authorizations could not reasonably be expected to result in a Material Adverse Effect. All management agreements covering any FCC Licenses managed by the Restricted Companies, and all agreements among the Restricted Companies with respect to the operation of licenses, are in compliance with all applicable laws as well as the rules, orders and policies of any Governmental Authority, including the FCC and applicable PUC's, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. The Restricted Companies have timely filed all required reports, applications, certificates, and other documents with the FCC and any applicable PUC or other Governmental Authority with respect to any Mobile Communications Systems owned or managed by any Restricted Company, except where failure to file any such documents could not result in a Material Adverse Effect.

            SECTION 4.14. SUBSIDIARIES. Set forth in Schedule 4.14 is a complete and correct list of all of the Restricted Companies and their subsidiaries as of the date hereof together with, for each such subsidiary, (a) the jurisdiction of organization of such subsidiary, (b) each Person holding ownership interests in such subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.14, (i) each Credit Party owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                                CREDIT AGREEMENT

            SECTION 4.15. CAPITALIZATION OF CREDIT PARTIES.

            (a) CAPITALIZATION OF NCI. Schedule 4.15 correctly summarizes the existing equity capitalization of NCI as of September 30, 1999. As of the date hereof, except as set forth in Schedule 4.15, there are no outstanding obligations of NCI or any Restricted Company to repurchase, redeem, or otherwise acquire any shares of capital stock of NCI or any Restricted Company, nor are there any outstanding obligations of NCI, any Restricted Company or any of their subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of NCI or any Restricted Company.

            (b) CAPITALIZATION OF RESTRICTED COMPANIES. The aggregate amount of equity capital contributed to the Restricted Companies after September 27, 1996, and through March 12, 1998 is $2,327,100,000 (of which NCI hereby designates $1,200,500,000 as "Permanent Equity Capital" for purposes of this Agreement); the aggregate amount of equity capital contributed to the Restricted Companies by NCI after March 12, 1998 through October 31, 1999 that is eligible to be designated as "Permanent Equity Capital" for purposes of this Agreement is $2,222,062,207.

            SECTION 4.16. PUBLIC NOTE INDENTURES. NCI has heretofore delivered to each Agent a true and complete copy of each Public Note Indenture (including all modifications and supplements thereto) for each of the Existing Public Notes. The Restricted Companies constitute all of the "Restricted Subsidiaries" on the date hereof under and as defined in the Public Note Indentures. Each of the covenants set forth in Sections 1008, 1009, 1010, 1012, 1013, 1015 and 1017 of the Indenture dated as of August 15, 1993, between NCI and The Bank of New York, as Trustee, has been removed from said Indenture by consent of the holders of the Public Notes outstanding thereunder, and not more than $36,000,000 aggregate principal amount of Public Notes remains outstanding under said Indenture.

            SECTION 4.17. CERTAIN ADDITIONAL AGREEMENTS. NCI has heretofore delivered to each Agent a true and complete copy of the Nextel Partners Agreement and each of the Tower Merger Documents (including all modifications and supplements thereto), each as in effect on the date hereof.

                                    ARTICLE V

                                   CONDITIONS

            SECTION 5.01. EFFECTIVE DATE. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and of the obligations of the Lenders to make Loans, and of any Issuing Bank to issue Letters of Credit, hereunder is subject to the conditions precedent that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.02):

            (a) COUNTERPARTS OF AGREEMENT. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may

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
                                     - 69 -


      include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) OPINION OF COUNSEL TO CREDIT PARTIES. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as either Agent shall request (and each Credit Party hereby requests such counsel to deliver such opinion). To the extent deemed appropriate by the Restricted Companies, internal corporate matters in such opinion (such as due incorporation and the like) may be rendered in a separate opinion from the General Counsel of NCI.

            (c) OPINION OF SPECIAL COUNSEL. The Administrative Agent shall have received a favorable written legal opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit B (and the Syndication Agent hereby requests Special Counsel to deliver such opinion).

            (d) CORPORATE MATTERS. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as either Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to each Agent.

            (e) FINANCIAL OFFICER CERTIFICATE. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

            (f) NOTES. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender, and, if such Lender was a Lender under the Existing Credit Agreement, the Administrative Agent or Special Counsel shall have received any promissory notes of the Borrower that have been executed and delivered to such Lender pursuant to the Existing Credit Agreement.

            (g) RESTRICTED COMPANY GUARANTEE AND SECURITY AGREEMENT. The Collateral Agent (or Special Counsel) shall have received (i) from each Restricted Company a counterpart of the Restricted Company Guarantee and Security Agreement signed on behalf of such Restricted Company and (ii) to the extent not previously delivered to the Collateral Agent under the Existing Credit Agreement or the "Restricted Company Guarantee

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
                                     - 70 -


      and Security Agreement" executed and delivered pursuant thereto, the stock certificates identified under the name of such Restricted Company in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each Restricted Company shall have taken such other action to the extent not previously taken under the Existing Credit Agreement or said "Restricted Company Guarantee and Security Agreement" (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements consistent with the requirements of the Restricted Company Guarantee and Security Agreement) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to the Restricted Company Guarantee and Security Agreement.

            (h) FEES AND EXPENSES. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Banks to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on November 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 5.02. EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

            (b) NO DEFAULTS. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a) and (b) of this Section 5.02.

                                CREDIT AGREEMENT

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

            SECTION 6.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. NCI and the Borrower will furnish to the Administrative Agent (which shall promptly deliver copies thereof to each Lender):

            (a) within 120 days after the end of each fiscal year, the audited consolidated statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries for such fiscal year, and the related audited consolidated balance sheet for NCI and its subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Deloitte & Touche LLP, or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of NCI and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 120 days after the end of each fiscal year, the unaudited combined statements of operations, changes in stockholders' equity and cash flows of the Restricted Companies for such fiscal year, and the related unaudited combined balance sheet for the Restricted Companies as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Restricted Companies on a combined basis in accordance with GAAP consistently applied, each of which financial statements shall be accompanied with a reconciliation, in form and detail satisfactory to the Administrative Agent, to the audited financial statements for NCI and its subsidiaries for such fiscal year delivered pursuant to clause (a) above;

            (c) within 60 days after the end of each fiscal quarter of each fiscal year beginning with the fiscal quarter ended September 30, 1999 (100 days in the case of the last fiscal quarter in each fiscal year):

                        (i) the unaudited consolidated statements of operations
            of NCI and its subsidiaries (and, separately stated, the unaudited combined statements of operations of the Restricted Companies) for such fiscal quarter and for the then elapsed portion of the fiscal year,

                                CREDIT AGREEMENT

                        (ii) the unaudited consolidated statements of changes in
            stockholders' equity and cash flows of NCI and its subsidiaries (and, separately stated, the unaudited combined statements of changes in stockholders' equity and cash flows of the Restricted Companies) for the then elapsed portion of the fiscal year and

                        (iii) the unaudited related consolidated balance sheet
            for NCI and its subsidiaries (and, separately stated, the related unaudited combined balance sheet for the Restricted Companies) as at the end of such fiscal quarter,

         setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of NCI or the Borrower (as the case may be) as presenting fairly, in all material respects, the financial condition and results of operations of NCI and its subsidiaries on a consolidated basis (or, as the case may be, of the Restricted Companies on a combined basis) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of each of NCI and the Borrower:

                        (i) certifying as to whether a Default has occurred and,
            if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

                        (ii) setting forth reasonably detailed calculations
            demonstrating compliance with clauses (b), (d), (e) and (g) of
            Section 7.01, clause (f) of Section 7.02, clauses (f), (i) and (j) of Section 7.03, subclauses (iv), (v), (vi) and (viii) of 7.04(a), clauses (c) and (d) of Section 7.05 and Section 7.08,

                        (iii) setting forth the estimated amount of Net Cash
            Payments received during the most-recently ended fiscal quarter from Dispositions during such quarter,

                        (iv) if any of the Public Notes (other than Existing
            Public Notes maturing in 2003, 2004 and 2005) shall mature, or the mandatory redemption date for any Disqualified Capital Stock shall fall, within six months of the last day of the fiscal quarter immediately following the fiscal quarter covered by such financial statements, describing the respective dates and amounts of the Public Notes so maturing, and Disqualified Capital Stock required to be redeemed, that is outstanding as at the last day of the fiscal quarter as of which such financial statements are prepared; and

                        (v) stating whether any change in GAAP or in the
            application thereof has occurred since the later of the date of the financial statements as at December 31, 1998 referred to in Section
            4.04 and the date of the last certificate delivered pursuant to this clause (d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                                CREDIT AGREEMENT

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by NCI to the holders of the Public Notes or to its shareholders generally;

            (f) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a report identifying any FCC License or PUC Authorization material to the Mobile Communications Business of the Restricted Companies that has been lost, surrendered or canceled during such period, and within 10 Business Days of the receipt by any of the Restricted Companies of notice that any such SMR License or PUC Authorization has been lost or canceled or is subject to any action that might reasonably be expected to cause such loss or cancellation, copies of any such notice accompanied by a report describing the measures undertaken by the Restricted Companies to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the Mobile Communications Business of the Restricted Companies); and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent or Collateral Agent) may reasonably request.

            SECTION 6.02. NOTICES OF MATERIAL EVENTS. NCI and the Borrower will furnish to the Administrative Agent (which shall promptly deliver copies thereof to each Lender) prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Restricted Companies in an aggregate amount exceeding $25,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of NCI or the Borrower, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                                CREDIT AGREEMENT

            SECTION 6.03. EXISTENCE; CONDUCT OF BUSINESS. Each of the Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03. In that connection, each of the Restricted Companies shall take any and all necessary and appropriate action to maintain all of the FCC Licenses and PUC Authorizations material to the Mobile Communications Business of the Restricted Companies in full force and effect without adverse modification, shall construct and operate each Mobile Communications System and other ancillary system in compliance with applicable FCC Licenses and PUC Authorizations, and shall otherwise comply in all material respects with the terms of all FCC Licenses and PUC Authorizations as well as applicable laws, rules, policies, decisions and orders of the FCC, any applicable PUC and any other Governmental Authority, including new rules issued by the FCC with respect to RF Emissions.

            Without limiting the generality of the foregoing, each of the Restricted Companies will:

                  (i) do all things necessary to maintain its corporate existence separate and apart from NCI and the Unrestricted Companies and any division thereof, including holding regular meetings of its shareholders and Board of Directors and maintaining appropriate corporate books and records (including current minute books);

                  (ii) not suffer any limitation on the authority of its own officers and directors to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under power of attorney) for which a corporation's own officers and directors would customarily be responsible;

                  (iii) maintain the operations of the Restricted Companies separate and apart from the operations of NCI and the Unrestricted Companies, including (A) following customary corporate formalities, (B) identifying separately all of its assets from those of NCI and the Unrestricted Companies, (C) when dealing with creditors of the Restricted Companies, or supplying financial information to creditors of the Restricted Companies, identifying the respective Restricted Company as a separate legal entity, (D) if NCI shall issue account statements on behalf of the Restricted Companies to customers of the Restricted Companies, identifying that such statements are being delivered "for the respective operating companies" (or words of similar import) rendering the services covered by such statements and (E) accounting for and managing all of its liabilities separately from those of NCI and the Unrestricted Companies, including payment by it of all payroll and other administrative expenses and taxes (except as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement) from its own assets; and

                  (iv) not commingle its funds with those of NCI, any Unrestricted Company, any Non-Core Company or any Off-Balance Sheet Company, or use its funds other than in the business conducted by the Restricted Companies, PROVIDED that nothing in this clause (iv) shall prohibit a

                                CREDIT AGREEMENT

            Restricted Company from billing and collecting amounts payable to an Unrestricted Company, a Non-Core Company or an Off-Balance Sheet Company (including the deposit of such amounts into such Restricted Company's lock box or depository account) and remitting such collected amounts to the respective Unrestricted Company, Non-Core Company or Off-Balance Sheet Company entitled thereto.

            SECTION 6.04. PAYMENT OF OBLIGATIONS. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.05. MAINTENANCE OF PROPERTIES; INSURANCE. Each of the Credit Parties will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 6.06. BOOKS AND RECORDS; INSPECTION RIGHTS. Each of the Credit Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Credit Parties will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 6.07. FISCAL YEAR. The Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of their fiscal years from March 31, June 30 and September 30 of each year, respectively.

            SECTION 6.08. COMPLIANCE WITH LAWS. Each of the Credit Parties will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.09. USE OF PROCEEDS.

            (a) REVOLVING CREDIT AND TERM LOANS. The proceeds of the Loans hereunder (after giving effect to the extension and renewal of Indebtedness outstanding under the Existing Credit Agreement as contemplated by Section 2.01(f)) will be used for general corporate purposes including capital expenditures, the payment of interest and fees hereunder, working capital, investments, acquisitions and refinancing of Indebtedness of the Restricted Companies (including Indebtedness under the Public Notes maturing in 2003, 2004 and 2005), in each case in compliance with the applicable provisions of the Public Note Indentures and of this Agreement.

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            (b) REGULATIONS U AND X. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

            SECTION 6.10. HEDGING AGREEMENTS. Within 90 days after the Effective Date, the Borrower will enter into and thereafter maintain in full force and effect one or more Hedging Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that satisfy the following requirements:

            (a) as at the last day of each fiscal quarter ending after the date 90 days after the Effective Date, the notional principal amount of such Hedging Agreement(s), together with the aggregate principal amount of Indebtedness of NCI and the Restricted Companies bearing interest at a fixed rate, shall be at least equal to 50% of the sum of the Commitments hereunder and all other Indebtedness of NCI and the Restricted Companies outstanding on the last day of such fiscal quarter; and

            (b) each such Hedging Agreement shall have a minimum term of three years and shall enable the Restricted Companies during the term thereof to protect themselves against three-month London interbank offered rate fluctuations at rates, and in a manner, reasonably satisfactory to each of the Agents,

PROVIDED that the Borrower will not be required to maintain such Hedging Agreements in place if, as at the last day of any fiscal quarter of the Restricted Companies, the Total Indebtedness to Cash Flow Ratio is less than or equal to 5.00 to 1.

            SECTION 6.11. CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES AND COLLATERAL SECURITY.

            (a) GUARANTORS. In the event that any Restricted Company shall form or acquire any new subsidiary after the date hereof (and in the event that NCI shall form or acquire any new subsidiary after the date hereof constituting a "Restricted Subsidiary" under and as defined in the Public Note Indentures or shall designate an existing Unrestricted Company as a "Restricted Subsidiary" under and as defined in the Public Note Indentures), such Credit Party will, within five Business Days of such formation or acquisition, cause such new subsidiary (or such "Restricted Subsidiary"):

                        (i) to execute and deliver to the Collateral Agent a
            Joinder Agreement (and thereby become a party to this Agreement, as a "Restricted Company" hereunder, and the Restricted Company Guarantee and Security Agreement as a "Guarantor" thereunder) and to pledge and grant a security interest in its property pursuant to the Restricted Company Guarantee and Security Agreement to the Collateral Agent for the benefit of the Lenders;

                        (ii) to take such action (including delivering such
            shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Security Documents, on substantially all of the shares of stock and property of such new

                                CREDIT AGREEMENT
            subsidiary (or such "Restricted Subsidiary") under the Restricted Company Guarantee and Security Agreement; and

                        (iii) to deliver such proof of corporate action,
            incumbency of officers and other documents (including opinions of counsel, but only in the case of any such subsidiary, or group of subsidiaries, that in the aggregate have assets with a fair market value exceeding $25,000,000 and then only to the extent requested by either Agent) as are consistent with those delivered by each Restricted Company pursuant to Section 5.01 upon the Effective Date or as either Agent shall have requested.

Notwithstanding the foregoing, (x) no Off-Balance Sheet Company shall be required to execute and deliver any Joinder Agreement (or take any of the other actions) referred to in clause (i) above, and no Off-Balance Sheet Company shall become a "Restricted Company" for purposes of this Agreement, but any Restricted Company that owns any shares of stock or other equity interest in any Non-Core Company or Off-Balance Sheet Company shall take the actions specified in clause
(ii) above with respect to such stock or other equity interests and (y) no subsidiary that is an "Unrestricted Subsidiary" under and as defined in the Public Note Indentures shall be designated as a "Restricted Subsidiary" under and as defined in the Public Note Indentures unless immediately prior thereto and after giving effect thereto, no Default shall have occurred and be continuing.

            (b) OWNERSHIP OF SUBSIDIARIES. Each Restricted Company will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any subsidiary on the date hereof (or, in the case of any newly formed or newly acquired subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Restricted Company. In the event that any additional shares of stock shall be issued by any subsidiary of any Restricted Company to any Restricted Company, the respective Restricted Company shall forthwith deliver to the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Restricted Company Guarantee and Security Agreement.

            (c) REGULATORY MATTERS. If after the date hereof there shall be a change in law, or the rules or regulations of the FCC or applicable to any PUC Authorization, the effect of which is to permit the granting of a security interest in the FCC Licenses or such PUC Authorization, the Restricted Companies will, within five Business Days after request therefor by the Collateral Agent (or the Required Lenders through the Collateral Agent) execute and deliver all such instruments and documents, and take such other actions, as shall be necessary or desirable, or that the Collateral Agent (or the Required Lenders) may reasonably request, in order to create and perfect (or to confirm the creation and perfection of) a security interest in the FCC Licenses or such PUC Authorization.

            SECTION 6.12. DESIGNATION OF OFF-BALANCE SHEET COMPANIES. NCI may at any time after the Effective Date designate any of the Restricted Companies and any newly-acquired or newly-formed subsidiary of any Restricted Company (any such Restricted Company or newly-acquired or newly-formed subsidiary being herein called a "PROSPECTIVE DESIGNATED COMPANY") to be an "Off-

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
                                     - 78 -


Balance Sheet Company" for purposes of this Agreement, by delivering to each of the Agents a certificate of a Financial Officer of NCI stating that the conditions set forth in this Section 6.12 have been satisfied with respect to such designation, such conditions being as follows:

            (a) no Restricted Company (i) is directly or indirectly liable for any Indebtedness of such Prospective Designated Company or (ii) has any obligation (x) to subscribe for additional equity interests in such Prospective Designated Company (other than in exchange for the transfer of Off-Balance Sheet Assets in connection with an Off-Balance Sheet Transaction permitted hereunder) or (y) to maintain or preserve such Prospective Designated Company's financial condition or to cause such Prospective Designated Company to achieve certain levels of operating results, except in the case of either of the foregoing clauses (i) or (ii) to the extent of any Guarantee that, after giving effect to such designation, would be permitted under Section 7.04(b);

            (b) no Restricted Company has made an investment in such Prospective Designated Company, except to the extent of any investment that, after giving effect to such designation, would be permitted under Section 7.04(a)(v) (and, for purposes of this clause (b), the amount of any such investment described in Section 7.04(a)(v) on the date of such designation shall be deemed to be equal to the greater of (i) the amount of the investments by the Restricted Companies in such Prospective Designated Company (determined in accordance with the last sentence of Section 7.04(a)) on the date of such designation, and (ii) the fair market value of all property of such Prospective Designated Company on such date of designation, excluding property of third parties being contributed to such Prospective Designated Company on the date of such designation);

            (c) if immediately following such designation it is intended that such Prospective Designated Company enter into a transaction (such as incurring Indebtedness from, or granting a Lien to, a third party) that would not be permitted hereunder if such Prospective Designated Company were not designated as an Off-Balance Sheet Company hereunder; and

            (d) such Prospective Designated Company does not at the time of such designation own any property other than Off-Balance Sheet Assets, and cash and incidental property not material in value (in relation to the aggregate assets owned by such Prospective Designated Company); and

            (e) at the time of such designation and after giving effect thereto, no Default shall have occurred and be continuing.

Upon such designation, the Collateral Agent shall take such action, at the expense of the Borrower and as shall be reasonably requested by the Borrower, to release the Prospective Designated Company so designated from its obligations (if any) as a Guarantor under the Restricted Company Guarantee and Security Agreement, and release all Liens granted by such Prospective Designated Company to the Collateral Agent pursuant to the Security Documents.

                                CREDIT AGREEMENT

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Lenders that:

            SECTION 7.01. INDEBTEDNESS. No Credit Party will create, incur, issue, assume or permit to exist any Indebtedness or Disqualified Capital Stock, except:

            (a) Indebtedness created hereunder (including in respect of Incremental Facility Loans);

            (b) Indebtedness of the Credit Parties, and Disqualified Capital Stock of NCI, existing on the date hereof and set forth in Schedule 7.01 (and any additional shares of Disqualified Capital Stock of any class issued as dividends in respect of shares of Disqualified Capital Stock of such class) and additional Indebtedness and Disqualified Capital Stock incurred or issued by NCI after the date hereof (including Indebtedness incurred to refinance Existing Public Notes), so long as

                        (i) no scheduled payments, prepayments, redemptions or
            sinking fund or like payments in respect of such additional Indebtedness or Disqualified Capital Stock shall be required prior to the date six months after the later of (x) the latest maturity or commitment termination date, as applicable, for any Incremental Facility Loans of any Series outstanding at the time of such issuance and (y) June 30, 2009,

                        (ii) the terms and conditions of such additional
            Indebtedness (other than in respect of the rate of interest, which shall not be restricted) are no less favorable to NCI, the Restricted Companies, the Lenders and the Agents than the terms and conditions of the Existing Public Notes maturing after 2004 (as each is in effect on the date hereof) or, in the case of the issuance of any Disqualified Capital Stock, no less favorable to NCI, the Restricted Companies, the Lenders and the Agents than the terms and conditions of presently-outstanding Disqualified Capital Stock having a mandatory redemption date after 2004,

                        (iii) at the time of issuance and after giving effect to
            such additional Indebtedness and Disqualified Capital Stock, no Default shall have occurred and be continuing, and

                        (iv) NCI shall be in compliance with Section 7.08 on a
            pro forma basis giving effect to the incurrence or issuance of such additional Indebtedness or Disqualified Capital Stock (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the applicable period specified in the relevant provisions of Section 7.08 and most recently ended prior to the date of the incurrence or issuance of such additional Indebtedness or Disqualified Capital Stock for which financial statements

                                CREDIT AGREEMENT
            of NCI and the Restricted Companies are available, under the assumption that such additional Indebtedness had been incurred, and such Disqualified Capital Stock had been issued, at the beginning of the applicable period, and under the assumption that interest or dividends, as applicable, for such period had been equal to the actual rate of interest or current dividends in effect for such additional Indebtedness or Disqualified Capital Stock, as the case may be) and, in the event that the aggregate amount of such additional Indebtedness or Disqualified Capital Stock shall exceed $50,000,000, NCI shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause
            (iv),

      PROVIDED that if on the date of incurrence of any such additional Indebtedness, or issuance of any such Disqualified Capital Stock, (x) the Total Indebtedness to Cash Flow Ratio is less than 7.00 to 1, NCI may incur Indebtedness (and issue Disqualified Capital Stock) up to an aggregate of $500,000,000 without regard to subclause (i) above and (y) if the condition in the foregoing clause (x) is satisfied and the long-term debt rating for the outstanding unsecured and unenhanced Public Notes is at least BBB- by S&P or Baa3 by Moody's, NCI may incur Indebtedness (and issue Disqualified Capital Stock) up to an aggregate of $1,000,000,000 without regard to subclause (i) above, it being understood that the aggregate amount of such additional Indebtedness and Disqualified Capital Stock that may be incurred without regard to said subclause (i) pursuant to the foregoing clauses (x) and (y) shall not exceed $1,000,000,000;

            (c) Indebtedness of NCI to any Restricted Company arising in respect of investments in NCI permitted under Section 7.04(a)(v), and Indebtedness of any Restricted Company to any other Restricted Company howsoever arising;

            (d) Indebtedness (herein referred to as "VENDOR INDEBTEDNESS") of the Borrower (and Guarantees thereof by the other Restricted Companies and by NCI pursuant to a Guarantee in substantially the form of Article III) in an aggregate principal amount not exceeding $500,000,000 arising pursuant to one or more agreements entered into with vendors (or affiliates of vendors) from which the Restricted Companies purchase equipment and related services, so long as

                        (i) the agreements pursuant to which such Vendor
            Indebtedness is incurred shall contain covenants and defaults no more restrictive than those set forth in this Agreement, and shall otherwise be in form satisfactory to (and shall have been consented to by) each Agent and, to the extent that the Borrower desires that such Vendor Indebtedness be entitled to participate in mandatory prepayments pursuant to Section 2.09(b) as provided in subclause
            (iii) below, this Agreement shall be amended pursuant to an instrument in form satisfactory to each Agent to modify the provisions of said Section 2.09(b) to effect such participation,

                        (ii) such Vendor Indebtedness shall not be entitled to
            the benefits of any Liens on any property of any of the Credit Parties other than the Liens in favor of the Collateral Agent pursuant to the Security Documents (which Liens shall be spread to cover such Vendor Indebtedness, on an equal and ratable basis, pursuant to such intercreditor

                                CREDIT AGREEMENT
            agreements and other instruments entered into with the Credit Parties and the respective vendors (or affiliates thereof) extending the credit giving rise to such Vendor Indebtedness as shall be satisfactory in form and substance to the Collateral Agent),

                        (iii) the Average Life to Maturity of any such Vendor
            Indebtedness shall be greater than the Average Life to Maturity (determined on a combined basis) of the Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, except that, to the extent requested by the Borrower as contemplated in subclause (i) above, such Vendor Indebtedness shall be entitled to participate, to the same extent as the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans (and, if any thereof are outstanding, Incremental Facility Loans) hereunder, in mandatory prepayments pursuant to Section 2.09(b),

                        (iv) the final maturity of any such Vendor Indebtedness
            shall not be earlier than the date three months after the final Principal Payment Date for the Tranche C Term Loans (but such final maturity may be accelerated to the date three months after any accelerated final Principal Payment Date for the Tranche C Term Loans pursuant to the last sentence of Section 2.08(d)),

                        (v) at the time of issuance and after giving effect to
            such Vendor Indebtedness, no Default shall have occurred and be continuing, and

                        (vi) NCI shall be in compliance with Section 7.08 on a
            pro forma basis giving effect to the incurrence of such Vendor Indebtedness (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the applicable period specified in the relevant provisions of Section 7.08 most recently ended prior to the date of the incurrence of such Vendor Indebtedness for which financial statements of NCI and the Restricted Companies are available, under the assumption that such Vendor Indebtedness had been incurred at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual rate of interest in effect for such Vendor Indebtedness) and NCI shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (vi),

            (e) other Indebtedness (in addition to any amounts permitted pursuant to the foregoing paragraphs (a), (c) and (d)) of the Restricted Companies in an aggregate principal amount not exceeding, at the time of incurrence thereof, 10% of Net PP&E, so long as

                        (i) at the time of the incurrence and after giving
            effect to such Indebtedness, no Default shall have occurred and be continuing, and

                        (ii) NCI shall be in compliance with Section 7.08 on a
            pro forma basis giving effect to the incurrence of such Indebtedness (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the applicable period specified in the relevant provisions of Section 7.08 most recently ended prior to the date of the

                                CREDIT AGREEMENT
            incurrence of such Indebtedness for which financial statements of NCI and the Restricted Companies are available, under the assumption that such Indebtedness had been incurred at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual rate of interest in effect for such Indebtedness) and, in the event that the aggregate amount of such Indebtedness shall exceed $50,000,000, NCI shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (ii);

            (f) unsecured Guarantees by NCI of obligations of the Restricted Companies; and

            (g) other unsecured Indebtedness of NCI in an aggregate principal amount not exceeding $50,000,000 at any time outstanding (or such greater amount to which the Required Lenders shall have consented).

            SECTION 7.02. LIENS. NCI will not create, incur, assume or permit to exist any Lien on any shares of stock or other ownership interests in any of the Restricted Companies now owned or hereafter acquired by NCI to secure Indebtedness (the "RELEVANT INDEBTEDNESS") without making effective provision for securing the Indebtedness of NCI hereunder (and, if NCI shall so determine, any other Indebtedness of NCI which is not subordinated in right of payment to the Indebtedness hereunder) equally and ratably with the Relevant Indebtedness as to such shares of stock and other ownership interests for so long as the Relevant Indebtedness shall be so secured.

            No Restricted Company will create, incur, assume or permit to exist any Lien on any of its assets except:

            (a) Liens created by the Security Documents securing the obligations of the Restricted Companies hereunder (including in respect of Incremental Facility Loans), in respect of Vendor Indebtedness permitted under Section 7.01(d), and under the Security Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of any Restricted Company existing on the date hereof and set forth in Schedule 4.12; PROVIDED that
      (i) such Lien shall not apply to any other property or asset of any Restricted Company and (ii) such Lien shall secure only those obligations that it secures on the date hereof (and extensions, renewals and refinancings thereof that comply with the requirements of Section 7.01(b));

            (d) Liens securing judgments for the payment of money in an amount not resulting (whether immediately or with the passage of time) in an Event of Default under clause (k) of Article VIII;

            (e) any Lien in favor of a special purpose company or Receivable Financier created or deemed to exist pursuant to a Permitted Receivable Financing, but only to the extent such Lien

                                CREDIT AGREEMENT
      relates to the applicable Off-Balance Sheet Receivables conveyed by the Restricted Companies; and

            (f) additional Liens (including any Liens arising in connection with Sale and Leaseback Transactions and Liens securing financings permitted by
      Section 7.01(e)) covering property of the Restricted Companies securing Indebtedness (or obligations under a lease entered into pursuant to a Sale and Leaseback Transaction) in an aggregate amount not exceeding, at the time of incurrence thereof, 5% of Net PP&E (and, for purposes hereof, the amount of the obligations under a lease entered into pursuant to a Sale and Leaseback Transaction shall be deemed to be the Attributable Indebtedness in respect of such Sale and Leaseback Transaction).

            SECTION 7.03. FUNDAMENTAL CHANGES. NCI shall not sell, transfer, lease or otherwise dispose of any shares of stock of any of the Restricted Companies owned by it. In addition, NCI shall not merge or consolidate with any other Person unless (i) at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, (ii) either (x) NCI shall be the continuing or surviving entity or (y) the continuing or surviving entity shall have assumed all of the obligations of NCI hereunder pursuant to an instrument in form and substance satisfactory to the Administrative Agent and shall have delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by NCI pursuant to Section 5.01 upon the Effective Date or as either Agent shall have requested and (iii) the net worth (determined on a consolidated basis in accordance with GAAP) of the continuing or surviving entity immediately after giving effect thereto shall be greater than or equal to the net worth (so determined) of NCI immediately prior to giving effect thereto.

            No Restricted Company will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any cash or other property (including the stock of any of its subsidiaries), whether now owned or hereafter acquired, except that:

            (a) any Restricted Company (other than a License Company) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

            (b) any Restricted Company may merge into any other Restricted Company, PROVIDED that no such merger may involve a License Company, unless (x) immediately after giving effect thereto no Default shall have occurred and be continuing and (y) in the case of any License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations, the surviving entity in such merger is a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations;

            (c) any Restricted Company may permit any other Person to merge into or consolidate with such Restricted Company to the extent permitted by
      Section 7.04(a)(vi);

            (d) any Restricted Company other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to another Restricted Company, PROVIDED that no such transaction may involve a disposition of assets of any License Company unless (x) immediately after giving

                                CREDIT AGREEMENT
      effect thereto no Default shall have occurred and be continuing and
      (y) in the case of any transfer of assets by a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations, the acquiror of such assets (after giving effect to such acquisition) is a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations;

            (e) any Restricted Company may sell, transfer, lease or otherwise dispose of its assets to any Person on an arm's-length basis in the ordinary course of business (including dispositions of worn-out property and equipment);

            (f) any Restricted Company may sell any of its assets for consideration in an amount not less than the fair market value of such assets, PROVIDED that (A) at least 85% of such consideration is in the form of cash, (B) the Net Cash Payments of such sale are applied to prepay the Loans and reduce the Commitments hereunder to the extent required by
      Section 2.09(b)(ii), (C) at the time of such sale and immediately after giving effect thereto no Default shall have occurred and be continuing and
      (D) the aggregate fair market value of all such assets sold by the Restricted Companies after the Effective Date shall not exceed, as at the date of any such sale, 5% of Total Consolidated Assets;

            (g) the Restricted Companies may dispose of assets relating to any Mobile Communications Business (or the capital stock of any Restricted Company that owns such assets), PROVIDED that:

                        (i) both immediately prior to such disposition and,
            after giving effect thereto, no Default shall have occurred and be continuing; and

                        (ii) such disposition is an exchange, with another
            Person not an Affiliate of such Restricted Company, of such assets for assets of like kind owned by such Person (or the capital stock, or other equity ownership interest, of such Person) of equal or greater value, as determined in good faith by the Board of Directors of such Restricted Company, PROVIDED that (x) the acquisition of assets of such Person pursuant to such exchange (excluding acquisitions of FCC Licenses in exchange for other FCC Licenses for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies) shall comply with the provisions of Section 7.04(a)(vi) and be treated as an acquisition covered by said Section and (y) the Borrower shall have furnished to the Agents, promptly following request therefor, copies of such information or documents relating to such disposition as either Agent shall have reasonably requested;

            (h) the Restricted Companies may, whether for cash or non-cash or other consideration, sell, transfer, lease or otherwise dispose of (i) Non-Core Assets to NWIP or any Non-Core Company pursuant to the Nextel Partners Agreement and (ii) other assets to NWIP or any Non-Core Company to the extent such assets are incidental to the assets referred to in the foregoing clause (i) and the Administrative Agent and the Collateral Agent have determined that the sale, transfer, lease or other disposition of such assets is not material with respect to the interests of

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
                                     - 85 -


      the Lenders under this Agreement or any of the other Loan Documents, or to the extent that the Required Lenders have consented thereto for purposes of this clause (h);

            (i) the Restricted Companies may sell Off-Balance Sheet Equipment to an Off-Balance Sheet Company or other Person, for cash in an amount not less than the original purchase price or acquisition cost for such Off-Balance Sheet Equipment paid by the Restricted Companies;

            (j) the Restricted Companies may sell or otherwise transfer Off-Balance Sheet Assets in connection with Off-Balance Sheet Transactions (excluding, however, Off-Balance Sheet Equipment sold in accordance with the provisions of paragraph (i) above), so long as (w) any such sale of Off-Balance Sheet Receivables qualifies as a Permitted Receivable Financing, (x) on any date the Maximum Receivables Exposure, together with the aggregate amount of Off-Balance Sheet Equipment that shall have been transferred and which remains in use, shall not exceed $500,000,000, (y) such sale is effected pursuant to documentation and in a manner that is consistent with the requirements of the Public Notes and that, in the judgment of each of the Agents, will not adversely affect the restrictions imposed by this Article VII and (z) at the time of such sale, and after giving effect thereto, no Default shall have occurred and be continuing; and

            (k) the Restricted Companies may sell or otherwise transfer towers, tower sites and related transmission space and equipment pursuant to the Master Site Commitment Agreement and the Master Site Lease Agreement.

            SECTION 7.04. INVESTMENTS AND ACQUISITIONS; HEDGING AGREEMENTS.

            (a) INVESTMENTS AND ACQUISITIONS, ETC. No Restricted Company will purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit from any other Person, except:

                        (i) Permitted Investments, and Disposition Investments
            received in connection with any Disposition permitted under Section 7.03(f) or any Disposition to which the Lenders shall have consented in accordance with Section 10.02, so long as each such Disposition Investment shall have been delivered to the Collateral Agent to be held as collateral security by the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement;

                        (ii) investments by Restricted Companies in the capital
            stock of other Restricted Companies, and investments (whether consisting of equity interests, or debt or other securities) received (a) upon or as a result of any transfer of Non-Core Assets to NWIP or any Non-Core Company to the extent such transfer is permitted under Section 7.03(h) or (b) upon or as a result of any transfer of Off-Balance Sheet Assets to any Person to the extent such transfer is permitted under Section 7.03(j);

                                CREDIT AGREEMENT

                        (iii) loans or advances made by any Restricted Company
            to any other Restricted Company;

                        (iv) investments in Affiliates (excluding investments in
            NCI, Unrestricted Companies, NWIP, Non-Core Companies and Off-Balance Sheet Companies, as to which the provisions of clause
            (v) below shall apply), so long as (x) the aggregate amount of such investments as to all Restricted Companies shall not exceed $25,000,000 at any one time outstanding and (y) both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                        (v) investments in NCI and investments in Unrestricted
            Companies, and investments in NWIP, Non-Core Companies and Off-Balance Sheet Companies (excluding, however, investments received upon the transfer of Non-Core Assets to NWIP or any Non-Core Company pursuant to the Nextel Partners Agreement, or upon the transfer of Off-Balance Sheet Assets to Off-Balance Sheet Companies, as to which the provisions of clause (ii) above shall apply), as to all such investments for all Restricted Companies in an aggregate amount at any one time outstanding not exceeding the sum of (A) $500,000,000 PLUS (B) the net aggregate amount of Permanent Equity Capital received after March 12, 1998 (and prior to the date of any such investment) by the Restricted Companies in respect of shares of common stock, so long as (x) any such investments in NWIP or any Non-Core Company or Off-Balance Sheet Company shall consist solely of cash and (y) both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                        (vi) acquisitions of FCC Licenses or of any business,
            and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

                                    (A) such acquisition (if by purchase of
                        assets, merger or consolidation) shall be effected in such manner so that the acquired FCC Licenses or business, and the related assets, are owned either by a Restricted Company or a Subsidiary of a Restricted Company and, if effected by merger or consolidation involving a Restricted Company, such Restricted Company shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Subsidiary of a Restricted Company, such Subsidiary shall be the continuing or surviving entity;

                                    (B) such acquisition (if by purchase of
                        stock) shall be effected in such manner so that the acquired entity becomes a Subsidiary of a Restricted Company;

                                    (C) upon consummation of such acquisition,
                        the Restricted Companies shall have taken, and shall have caused any new Subsidiary acquired in such acquisition to take, the actions required pursuant to
                        Section 6.11;

                                    (D) the Borrower shall have furnished to the
                        Agents, promptly following request therefor, copies of such information or documents relating to such acquisition as either Agent shall have reasonably requested;

                                CREDIT AGREEMENT

                                    (E) immediately prior to such acquisition
                        and after giving effect thereto, no Default shall have occurred and be continuing; and

                                    (F) after giving effect to such acquisition,
                        NCI shall be in compliance with Section 7.08 on a pro forma basis giving effect to such acquisition (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the applicable period specified in the relevant provisions of Section
                        7.08 most recently ended prior to the date of such acquisition for which financial statements of NCI and the Restricted Companies are available, under the assumption that such acquisition had occurred, and any Indebtedness in connection therewith had been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual rate of interest in effect for such Indebtedness) and, in the event that the aggregate amount of expenditures in respect of such acquisition shall exceed $50,000,000, NCI shall have delivered to each Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (F);

                        (vii) the acquisition of FCC Licenses pursuant to an
            exchange transaction permitted under Section 7.03(g) for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies; and

                        (viii) additional investments up to but not exceeding an
            outstanding aggregate amount of $250,000,000.

            The aggregate amount of an investment at any one time outstanding for purposes of clauses (iv), (v) and (viii) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such investment; the amount of an investment shall not in any event be reduced by reason of any write-off of such investment.

            (b) GUARANTEES. No Restricted Company will Guarantee any obligations of any other Person, except Guarantees constituting Indebtedness permitted by
Section 7.01(e) and Guarantees by any Restricted Company of any other Restricted Company.

            (c) HEDGING AGREEMENTS. No Restricted Company will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Restricted Companies are exposed in the conduct of their business or the management of their liabilities (including, in the case of the Borrower, the Hedging Agreements required by Section 6.10).

                                CREDIT AGREEMENT

            SECTION 7.05. RESTRICTED PAYMENTS. No Restricted Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment consisting of any cash or other property, except:

            (a) any Restricted Company may make Restricted Payments to the extent necessary to make required payments under the Overhead Services Agreement, and required tax distributions under the Tax Sharing Agreement;

            (b) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, any Restricted Company that is a subsidiary of NCI may make Restricted Payments to NCI to the extent necessary (i) to enable NCI to make scheduled payments of principal and interest on the Public Notes and (ii) to enable NCI to make scheduled payments of current dividends (but not redemptions) of Disqualified Capital Stock outstanding on the date hereof (and any additional shares of Disqualified Capital Stock of any class issued as dividends in respect of shares of Disqualified Capital Stock of such class) that are Payable in Cash;

            (c) in addition to the Restricted Payments permitted under the foregoing clauses (a) and (b), during any fiscal year (commencing with Excess Cash Flow for the fiscal year ending December 31, 2002), the Restricted Companies may make Restricted Payments, subject to the satisfaction of each of the following conditions on the date of such payment and after giving effect thereto:

                        (i) no Default shall have occurred and be continuing;

                        (ii) the Total Indebtedness to Cash Flow Ratio as at the
            last day of the fiscal quarter ending on or most recently ended prior to the date of such Restricted Payment shall be less than 5.00 to 1;

                        (iii) the aggregate amount of Restricted Payments under
            this clause (c) made during such fiscal year (the "CURRENT FISCAL YEAR") shall not exceed 50% of Excess Cash Flow for the fiscal year immediately preceding the current fiscal year;

                        (iv) the Borrower shall have delivered to each Agent, at
            least ten Business Days (but not more than twenty Business Days) prior to the date of the proposed Restricted Payment, a certificate of a Financial Officer setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate; and

                        (v) prior to, or concurrently with, the making of such
            Restricted Payment, the Borrower shall prepay the Loans as required by Section 2.09(b)(i); and

            (d) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Restricted Payments to NCI to the extent necessary to enable NCI to refinance or repurchase (directly or indirectly) any of the Public

                                CREDIT AGREEMENT

      Notes or any Disqualified Capital Stock (it being understood that the amount of such Restricted Payment may include any redemption or tender premium required to be paid by NCI in connection with such refinancing or repurchase), PROVIDED that the aggregate amount of all such Restricted Payments shall not exceed on any date, taking into account all previous Restricted Payments under this paragraph (d), the sum of (i) $1,700,000,000 PLUS (ii) the aggregate amount of Additional Equity Capital on such date.

            SECTION 7.06. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Restricted Company will sell, lease or otherwise transfer any cash or other property to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

            (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Restricted Company than could be obtained on an arm's-length basis from unrelated third parties,

            (b) transactions between or among the Restricted Companies not involving any other Affiliate,

            (c) any Restricted Payment permitted by Section 7.05,

            (d) as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement,

            (e) any sale, transfer or other disposition of the equity interests in Nextel Partners to an Affiliate that is not a subsidiary of NCI, to the extent such transaction is permitted under Section 7.03, and

            (f) transactions by any of the Restricted Companies with any Unrestricted Company or Non-Core Company with respect to the operation of Non-Core Assets owned by such Unrestricted Company or Non-Core Company to the extent such Non-Core Assets are integrated (as defined below) with the Mobile Communications Business operated by the Restricted Companies, and to the extent the respective Restricted Company receives fair market value for the property or services supplied by it to such Unrestricted Company or Non-Core Company, PROVIDED that nothing herein shall be deemed to prohibit the provision of services by a Restricted Company to any Unrestricted Company or Non-Core Company to which a Restricted Company shall have transferred Non-Core Assets in exchange for debt obligations of, or an equity interest in, such Unrestricted Company or Non-Core Company, if such services are provided pursuant to a contract entered into by such Restricted Company at the time of such transfer of such Non-Core Assets to such Restricted Company or Non-Core Company and if such contract shall have been approved by the disinterested directors of NCI prior to the execution and delivery thereof.

For purposes of the foregoing clause (f), (A) Non-Core Assets shall be deemed "integrated" with the Mobile Communications Business operated by the Restricted Companies if (i) such Non-Core Assets are operated under the "Nextel" tradename,
(ii) such Non-Core Assets are employed in an SMR System

                                CREDIT AGREEMENT
using digital technology that is the same as, or compatible with, the technology used in the Mobile Communications Business of the Restricted Companies and (iii) one or more of the Restricted Companies has entered into arrangements with the holder of such Non-Core Assets for the provision of common billing services, switching or related services or other management services and for reciprocal roaming agreements and (B) "DISINTERESTED DIRECTORS" means, with respect to any transaction involving an Unrestricted Company or Non-Core Company, directors that are not officers or employees of NCI or any of its subsidiaries and that do not have a direct or indirect economic interest in such transaction or Unrestricted Company or Non-Core Company.

            SECTION 7.07. RESTRICTIVE AGREEMENTS. No Restricted Company will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Restricted Company to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Company to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Restricted Company or to Guarantee Indebtedness of any other Restricted Company; PROVIDED that

            (i) the foregoing shall not apply to restrictions and conditions (v) imposed by law or by this Agreement or the other Loan Documents, (w) contained in agreements relating to any Vendor Indebtedness permitted under Section 7.01(d), (x) existing on the date hereof identified in
      Schedule 7.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (y) consisting of customary restrictions on transfers of site leases, or (z) contained in agreements relating to the sale of a Restricted Company pending such sale, PROVIDED such restrictions and conditions apply only to the Restricted Company or assets that are to be sold and such sale is permitted hereunder and

            (ii) clause (a) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 7.08. CERTAIN FINANCIAL AND OTHER COVENANTS.

            (a) TOTAL INDEBTEDNESS TO CASH FLOW RATIO. NCI will not permit the Secured Indebtedness to Cash Flow Ratio or Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the respective ratio set opposite such period below:

                                                               Secured Indebtedness          Total Indebtedness
                                                                    to Cash Flow                 to Cash Flow
                           Period                                       Ratio                       Ratio
                           ------                                       -----                       -----
                  From September 30, 1999
                   through December 30, 1999                           6.00 to 1                 12.50 to 1

                                CREDIT AGREEMENT


                  From December 31, 1999
                    through March 30, 2000                             5.00 to 1                 12.50 to 1

                  From March 31, 2000
                    through September 29, 2000                         5.00 to 1                 10.00 to 1

                  From September 30, 2000
                   through March 30, 2001                              4.50 to 1                  9.00 to 1

                  From March 31, 2001
                   through September 29, 2001                          4.00 to 1                  8.00 to 1

                  From September 30, 2001
                   through March 30, 2002                              3.50 to 1                  7.00 to 1

                  From March 31, 2002
                   through September 29, 2002                          3.00 to 1                  6.00 to 1

                  From September 30, 2002
                   and at all times thereafter                         3.00 to 1                  5.00 to 1

            (b) INTEREST COVERAGE RATIO. NCI will not permit the Interest Coverage Ratio at any time during any period below to be less than the ratio set opposite such period below:

                    Period                                   Ratio
                    ------                                   -----

           From September 30, 1999
             through June 29, 2000                         1.50 to 1

           From June 30, 2000
            through March 30, 2001                         1.75 to 1

           From March 31, 2001
            and at all times thereafter                    2.00 to 1

            (c) FIXED CHARGES RATIO. NCI will not permit the Fixed Charges Ratio, as at any day, for the period of four fiscal quarters ending on or most recently ended prior to such day, on or after June 30, 2002 to be less than 1.00 to 1.

            SECTION 7.09. LINES OF BUSINESS, ETC.

            (a) BUSINESS ACTIVITIES. No Restricted Company will engage to any substantial extent in any line or lines of business activity other than the Mobile Communications Business, and businesses reasonably related thereto.

                                CREDIT AGREEMENT

            (b) LICENSE COMPANIES. The Restricted Companies will not at any time permit any FCC Licenses and PUC Authorizations (including any thereof acquired after the date hereof, but excluding any PUC Authorizations issued by PUC's in any jurisdiction that prohibits the actions contemplated by this paragraph (b)) to be held by any First Tier Restricted Company, PROVIDED that with respect to any FCC Licenses and PUC Authorizations acquired by any First Tier Restricted Company after the date hereof pursuant to an acquisition permitted under Section 7.04, such First Tier Restricted Company will cause such FCC Licenses and PUC Authorizations to the extent necessary to be transferred as provided in this paragraph (b) no later than the date 90 days after the respective acquisition date therefor.

            SECTION 7.10. MODIFICATIONS TO CERTAIN AGREEMENTS. The Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of the Overhead Services Agreement (other than to add new Restricted Companies as parties thereto) or the Tax Sharing Agreement (other than to add new subsidiaries of NCI as parties thereto), without, in each case, the prior consent of the Required Lenders (unless the Administrative Agent and Collateral Agent have determined that such modification is not material with respect to the interests of the Lenders under this Agreement or any of the other Loan Documents). In addition, NCI will not consent to any modification, supplement or waiver of any of the provisions of the Public Note Indentures or the Public Notes without the prior consent of the Required Lenders, PROVIDED that no such prior consent shall be necessary (i) for the removal of any one or more of the covenants or other requirements from a Public Note Indenture, or any modifications thereto that have the effect of making such covenants or other provisions of any Public Note Indenture less restrictive or (ii) for any other modification if the Administrative Agent and Collateral Agent have determined that such modification is not material with respect to the interests of the Lenders under this Agreement or any of the other Loan Documents.

            In addition, the Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of the TPC Notes, the Tower Merger Documents or the Nextel Partners Agreement without, in each case, the prior consent of the Administrative Agent (with the approval of the Required Lenders), PROVIDED that no such consent shall be required with respect to any modification, supplement or waiver of any of the provisions of (i) any of the Tower Merger Documents to the extent relating to particular tower sites (or to particular groups of tower sites not aggregating more than 5% of the total tower sites), (ii) to the conditions for delivery or lease of newly-constructed tower sites pursuant to the Master Site Commitment Agreement or Master Site Lease Agreement, as applicable, or (iii) to any other modification of any of the Tower Merger Documents or the Nextel Partners Agreement if the Administrative Agent and Collateral Agent have determined that such modification is not material with respect to the interests of the Lenders under this Agreement or any of the other Loan Documents.

                                CREDIT AGREEMENT

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any of the other Loan Documents or any amendment or modification hereof or thereof (or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof) shall prove to have been incorrect when made or deemed made in any material respect;

            (d) the Credit Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the existence of the Restricted Companies), 6.09 or 6.11, or
      Article VII, or in Section 5.01 or 6.02 of the Restricted Company Guarantee and Security Agreement;

            (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of thirty or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) any Credit Party (or any subsidiary of any Restricted Company, other than an Excluded Subsidiary) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                                CREDIT AGREEMENT

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party (or any subsidiary of any Restricted Company) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party (or any subsidiary of any Restricted Company) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) any Credit Party (or any subsidiary of any Restricted Company) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party (or any subsidiary of any Restricted Company) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) any Credit Party (or any subsidiary of any Restricted Company) shall become unable, admit in writing or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against any one or more of the Credit Parties (or any subsidiary of any Restricted Company) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party (or any subsidiary of any Restricted Company) to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) a proceeding shall have been initiated by or before, or any action shall have been taken by, the FCC, a PUC, a court of competent jurisdiction, or other Governmental Authority which either:

                        (i) has resulted in the cancellation, non-renewal or
            adverse modification of any one or more FCC Licenses, radio channels authorized under FCC Licenses or PUC Authorizations held by one or more of the Restricted Companies or any of their subsidiaries, or

                                CREDIT AGREEMENT

                        (ii) in the reasonable opinion of the Required Lenders,
            is likely to result in the cancellation, non-renewal or adverse modification of any one or more FCC Licenses, radio channels authorized under FCC Licenses, or PUC Authorizations held by one or more Restricted Companies or any of their subsidiaries, that, in the aggregate, in the judgment of the Required Lenders, have resulted or are reasonably likely to result in a Material Adverse Effect, and the same shall continue uncured for a period of 45 or more days after notice thereof to the Borrower by the Required Lenders (through the Administrative Agent);

            (n) any FCC License or PUC Authorization, or any other material operating assets, rights or other property, relating to the operation of all or any part of the Mobile Communications Business of any of the Restricted Companies (excluding, however, the Non-Core Assets) shall be held by NCI or any of the Unrestricted Companies, other than any FCC Licenses or PUC Authorizations that (i) are acquired by Unrestricted Companies after the date hereof, (ii) are not material to the Mobile Communications Business of the Restricted Companies, (iii) are subject to management agreements in favor of the Restricted Companies and (iv) do not relate to a portion of the Mobile Communications Business of the Restricted Companies representing more than 5% of the aggregate Operating Cash Flow;

            (o) a reasonable basis shall exist for the assertion against any Credit Party, or any predecessor in interest of any Credit Party or its Affiliates, of (or there shall have been asserted against any Credit Party) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials or RF Emissions by any Credit Party or any of its subsidiaries, Affiliates or predecessors that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to any Credit Party, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by a Credit Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

            (p) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the property of the Restricted Companies, not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent for the benefit of the Lenders hereunder, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents); (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the property of the Restricted Companies; (iii) the enforceability of any of the Security Documents shall be contested by any Credit Party; or (iv) the enforceability of the Guaranty of NCI set forth in Article III shall be contested by NCI; or

                                CREDIT AGREEMENT

            (q) Any of the Restricted Companies shall default in the payment of any Rent under the Master Site Lease Agreement and the same shall continue beyond the period of grace provided for therein and, as a result thereof, the Restricted Companies shall receive a "Cross Default Notice" under and as defined in Section 27(d) of said Master Site Lease Agreement, or any of the Restricted Companies shall receive notice of one or more defaults under said Master Site Lease Agreement which defaults, if uncured, could result in the termination of the Restricted Companies' rights with respect to 10% or more of the sites covered in said Master Site Lease Agreement;

then, and in every such event (other than an event with respect to any Credit Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Credit Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                                   THE AGENTS

            Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            Each of The Toronto-Dominion Bank and The Chase Manhattan Bank shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Toronto Dominion (Texas) Inc. were not the Administrative Agent and The Chase Manhattan Bank were not the Collateral Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any subsidiary or other Affiliate of any thereof as if it were not such Agent hereunder.

            Neither Agent shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither

                                CREDIT AGREEMENT

Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its respective subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Lenders of a particular Class, or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower, a Lender or the other Agent, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Neither Agent shall, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Either Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by such Agent. Either Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as the case may be, as provided in this paragraph, either Agent may resign at any time

                                CREDIT AGREEMENT
by notifying the Lenders, each Issuing Bank, the Borrower and the other Agent. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent, and the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Collateral Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as the case may be.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

            Anything herein to the contrary notwithstanding, none of the Joint Book Managers, Co-Lead Arrangers or Arrangers listed on the cover page hereof, nor the Syndication Agent, shall have any duties or responsibilities under this Agreement, except in their capacity, if any, as Agents or Lenders hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to NCI or the Borrower, to it at 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention John S. Brittain, Jr., Vice President and Treasurer (Telecopy No. 703-433-4414);

                                CREDIT AGREEMENT

            (b) if to any Restricted Company other than the Borrower, to such Restricted Company care of the Borrower at the address for notices indicated in clause (a) above;

            (c) if to the Administrative Agent, to it at 909 Fannin Street, Suite 1700, Houston, Texas 77010, Attention Sophia Sgarbi (Telecopy No. 713-951-9921);

            (d) if to the Collateral Agent, to it at 270 Park Avenue, 37th Floor, New York, New York 10017, Attention Tracey Navin Ewing (Telecopy No. 212-270-4164); and

            (e) if to any Lender (including any Lender in its capacity as an Issuing Bank hereunder), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. WAIVERS; AMENDMENTS.

            (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Restricted Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or the respective Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) AMENDMENTS TO THIS AGREEMENT. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies and the Required Lenders or by the Restricted Companies and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

            (i) increase any Commitment of any Lender without the written consent of such Lender;

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

                                CREDIT AGREEMENT

                        (iii) postpone the scheduled date of payment of the
            principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of reduction or expiration of any Commitment, without the written consent of each Lender affected thereby;

                        (iv) change Section 2.16(c) or 2.16(d), without the
            written consent of each Lender affected thereby;

                        (v) change any of the provisions of this Section 10.02
            or the percentage set forth in the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; or

                        (vi) release NCI from its obligations in respect of its
            Guarantee under Article III, without the written consent of each Lender;

PROVIDED FURTHER that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent or any Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be and (B) to the extent specified in Section 2.01(e), this Agreement may be amended (x) to establish Incremental Facility Loan Commitments of any Series pursuant to an Incremental Facility Amendment executed between the Borrower, the relevant Lenders of such Series, the Administrative Agent and the Collateral Agent, and (y) to include a participation by holders of any Vendor Indebtedness in mandatory prepayments pursuant to Section 2.09(b) pursuant to an amendment to this Agreement executed by the Borrower, the Administrative Agent and the Collateral Agent executed and delivered pursuant to Section 7.01(d)(i), and any such Incremental Facility Amendment or amendment referred to in the foregoing clauses (x) and (y) shall not require the consent of any other party to this Agreement.

            In connection with any waiver, amendment or other modification to this Agreement, the Administrative Agent shall be permitted to establish a "record date" to determine which Lenders are to be entitled to participate in consenting to such waiver, amendment or modification (it being understood that Persons that become "Lenders" under this Agreement after such "record date" pursuant to an assignment in accordance with Section 10.04 shall not be entitled to participate in such consent), PROVIDED that in no event shall such "record date" be a date more than 10 days earlier than the date such waiver, amendment or modification is distributed to the Lenders for execution.

            Anything in this Agreement to the contrary notwithstanding, (A) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class, unless the Required Lenders of the affected Class shall have

                                CREDIT AGREEMENT
concurred with such waiver or modification, and (B) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class disproportionately when compared to the Lenders of all other Classes shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, PROVIDED that nothing in this clause
(B) shall override any provision in this Agreement or the other Loan Documents that expressly permits any action to be taken, or waiver to be given, by the Required Lenders.

            (c) AMENDMENTS TO SECURITY DOCUMENTS. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder) except pursuant to an agreement or agreements in writing entered into by the Restricted Companies party thereto, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Restricted Companies from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Restricted Company Guarantee and Security Agreement from their guarantee obligations thereunder, except that (A) no such consent shall be required, and the Collateral Agent is hereby authorized (and so agrees with the Restricted Companies), to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented, (B) no such consent shall be required with respect to, and the Collateral Agent is hereby authorized to enter into, any amendment that would implement collateral security either for the Incremental Facility Loans hereunder or for Vendor Indebtedness permitted under Section 7.01(d) and (C) no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.

            SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) COSTS AND EXPENSES. The Credit Parties jointly and severally agree to pay, or reimburse the Syndication Agent for paying, (i) all reasonable out-of-pocket expenses incurred by the Syndication Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all amounts that the Collateral Agent is required to make under any indemnity issued to any bank with which deposit arrangements are entered into pursuant to the Restricted Company Guarantee and Security Agreement, (iv) all out-of-pocket expenses incurred by either Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for such Agent, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this
Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (v) all transfer, stamp,

                                CREDIT AGREEMENT
documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            (b) INDEMNIFICATION BY CREDIT PARTIES. The Credit Parties jointly and severally agree to indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials or RF Emissions on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) REIMBURSEMENT BY LENDERS. To the extent that the Credit Parties fail to pay any amount required to be paid by them to either Agent under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to any Issuing Bank under paragraph (a) or (b) of this Section 10.03, each Revolving Credit Lender severally agrees to pay to such Issuing Bank such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuing Bank in its capacity as such. Nothing herein shall be deemed to limit the obligations of the Credit Parties under paragraph (b) above to reimburse the Lenders for any payment made under this paragraph (c).

                  (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as

                                CREDIT AGREEMENT
opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) PAYMENTS. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

            SECTION 10.04. SUCCESSORS AND ASSIGNS.

            (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) ASSIGNMENTS BY LENDERS. Any Lender may assign to one or more banks or other financial institutions (including funds) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); PROVIDED that

            (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Revolving Credit Lender's obligations in respect of its LC Exposure, each Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and, in the case of any such assignment as to which no consent of the Administrative Agent is required, the Administrative Agent shall have acknowledged receipt of such assignment,

            (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents,

            (iii) each partial assignment of rights with respect to any Class of Loans and/or Commitments shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to such Class (including, in the case of any assignment of Revolving Credit Commitments, of a proportionate part of the assigning Lender's LC Exposure),

                                CREDIT AGREEMENT

            (iv) the parties to each assignment shall execute and deliver to the Administrative Agent (with sufficient copies for the assignor, the assignee and the Borrower) an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

            (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

PROVIDED, FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing.

            Upon acceptance and recording pursuant to paragraph (d) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

            Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to each Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, PROVIDED that (i) nothing herein shall constitute a commitment to make any Loan by an SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Credit Parties may bring any proceeding against either the Granting Lender or the SPC in order to enforce any rights of the Credit Parties under any of the Loan Documents. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPC under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit support (if any)

                                CREDIT AGREEMENT
with respect to commercial paper issued by such SPC to fund such Loans and such SPC may disclose on a confidential basis, confidential information with respect to the Credit Parties and their Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPC.

            (c) MAINTENANCE OF REGISTER BY ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent hereby agrees to supply the Syndication Agent weekly with a complete and correct copy of the Register.

            (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register on a date mutually agreed upon between the assignor, the assignee and the Administrative Agent (which shall be no later than the date 5 Business Days after compliance with the requirements of this paragraph). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) PARTICIPATIONS. Any Lender may, without the consent of the Restricted Companies, the Administrative Agent or any Issuing Bank sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b), or the first proviso to Section 10.02(c), that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.

                                CREDIT AGREEMENT

            (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

            (g) PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            (h) NO ASSIGNMENTS TO BORROWER OR AFFILIATES. Anything in this
Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or subsidiaries without the prior consent of each Lender.

            SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, any assignment or participation pursuant to Section 10.04 (with respect to matters arising prior to such assignment or participation), the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

            SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement

                                CREDIT AGREEMENT
shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) SUBMISSION TO JURISDICTION. Each party hereto (other than any Lender that is an agency of a Governmental Authority) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

                  (c) WAIVER OF VENUE. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter

                                CREDIT AGREEMENT
have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

            SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. CONFIDENTIALITY. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any direct or indirect contractual counterparty in swap agreements (or to such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.12, (c) to the extent requested by any regulatory authority (including the NAIC), (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (g) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. Unless specifically prohibited by applicable law or court order, each Lender and Agent shall, prior to disclosure thereof, notify the Borrower of any request for

                                CREDIT AGREEMENT
disclosure of any Information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process (including agency subpoenas) and, at the expense of the Borrower, will cooperate with reasonable efforts by the Borrower to seek a protective order or other assurances that confidential treatment will be accorded such Information.

            For the purposes of this Section 10.12, "INFORMATION" means all information received from the Borrower relating to the Credit Parties or their business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 10.13. DESIGNATION AS CREDIT FACILITY. NCI hereby designates each of the Commitments and Loans hereunder as the "Credit Facility" under and for all purposes of the Public Note Indentures. In that connection, NCI hereby represents and warrants as of the date hereof that there is not currently in effect any designation of any other credit facility as a "Credit Facility" under any of the Public Note Indentures (other than, for periods prior to the Effective Date, the Existing Credit Agreement). NCI further agrees that, until the principal of and interest on all of the Loans have been paid in full and all of the Commitments terminated, it will not designate any credit facility (other than the Commitments and Loans hereunder pursuant to this Section 10.13) as a "Credit Facility" for purposes of any of the Public Note Indentures.

            SECTION 10.14. OBLIGATIONS SENIOR. The obligations of the Restricted Companies hereunder and under the other Loan Documents constitute "senior Debt" for the purposes of the second paragraph of Section 10.12 of the January 1994 Indenture.

            SECTION 10.15. RELEASE OF RECORDINGS IN REAL ESTATE RECORDS. Each of the Lenders by its signature below hereby authorizes and directs the Collateral Agent to release any recordings of the Liens created under the Restricted Company Guarantee and Security Agreement (or under the Existing Restricted Company Guarantee and Security Agreement under and as defined therein, or otherwise pursuant to the Existing Credit Agreement) to the extent made in the real estate records of any jurisdiction, it being understood that it is the intent of this Agreement and of the Restricted Company Guarantee and Security Agreement that the only filings and recordings required to be made in respect of the Liens created pursuant to the Restricted Company Guarantee and Security Agreement shall, unless requested by the Collateral Agent pursuant to Section
6.11 of the Restricted Company Guarantee and Security Agreement, be the filing of non-fixture Uniform Commercial Code financing statements.

                                CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 NEXTEL COMMUNICATIONS, INC.

                                    By
                                          /s/ John Brittain
                                          ------------------------------------
                                          Name: John Brittain
                                          Title:  Vice President and Treasurer

                       RESTRICTED COMPANIES

                                 NEXTEL FINANCE COMPANY

                                 by

                                          /s/ John Brittain
                                          ------------------------------------
                                          Name: John Brittain
                                          Title: Vice President and Treasurer






                                CREDIT AGREEMENT

                                       CELL CALL, INC.
                                       FCI 900, Inc.
                                       NEXTEL COMMUNICATIONS OF
                                         THE MID-ATLANTIC, INC.
                                       NEXTEL OF CALIFORNIA, INC.
                                       NEXTEL LICENSE ACQUISITION
                                         CORP.
                                       NEXTEL LICENSE HOLDINGS 1,
                                         INC.
                                       NEXTEL LICENSE HOLDINGS 2,
                                         INC.
                                       NEXTEL LICENSE HOLDINGS 3,
                                         INC.
                                       NEXTEL LICENSE HOLDINGS 4,
                                         INC.
                                       NEXTEL OF NEW YORK, INC.
                                       NEXTEL OPERATIONS, INC.
                                       NEXTEL SOUTH CORP.
                                       NEXTEL SOCAL, INC.
                                       NEXTEL OF TEXAS, INC.
                                       NEXTEL SYSTEMS CORP.
                                       NEXTEL WEST CORP.
                                       PITTENCRIEFF
                                         COMMUNICATIONS, INC.
                                       RADIOCALL SERVICE AND
                                         SYSTEMS, INC.
                                       SAFETY NET, INC.
                                       SPECTRUM RESOURCES OF
                                         THE NORTHEAST, INC.
                                       SRI, INC.


                                         By
                                             /s/ JOHN BRITTAIN
                                             ------------------------------
                                             Name: John Brittain
                                             Title: Vice President and Treasurer

                                CREDIT AGREEMENT

                                       FORT WORTH TRUNKED RADIO
                                         LIMITED PARTNERSHIP

                                       By Nextel of Texas, Inc.,
                                            a General Partner


                                        By
                                             /s/ JOHN BRITTAIN
                                             ------------------------------
                                             Name: John Brittain
                                             Title: Vice President and Treasurer

                                CREDIT AGREEMENT

                                     LENDERS

THE CHASE MANHATTAN BANK                     BANK OF AMERICA, N.A.


By /s/ TRACEY NAVIN EWING                    By /s/ JENNIFER ZYDNEY
     ----------------------------                 ----------------------------
     Name:  Tracey Navin Ewing                    Name:  Jennifer Zydney
     Title:  Vice President                       Title:  Managing Director

THE BANK OF NOVA SCOTIA                      BANKERS TRUST COMPANY


By /s/ PAUL A. WEISSENBERGER                 By /s/ GREGORY SHEFRIN
     ----------------------------                 ----------------------------
     Name:  P.A. Weissenberger                    Name:  Gregory Shefrin
     Title:  Authorized Signatory                 Title:  Principal

BARCLAYS BANK PLC                            CREDIT SUISSE FIRST BOSTON


By /s/ DANIELE IACOVONE                      By /s/ JOEL GLODOWSKI
     ----------------------------                 ----------------------------
     Name:  Daniele Iacovone                      Name:  Joel Glodowski
     Title:  Associate Director                   Title:  Managing Director


                                             By /s/ CHRIS T. HORGAN
                                                  ----------------------------
                                                  Name: Chris T. Horgan
                                                  Title: Vice President

                                             TORONTO DOMINION (TEXAS), INC.


                                             By /s/ JEFFREY R. LENTS
                                                  ----------------------------
                                                  Name: Jeffrey R. Lents
                                                  Title: Vice President

                                CREDIT AGREEMENT

ABN AMRO BANK N.V.                           ALLFIRST BANK


By /s/ FRANCES O'R. LOGAN                    By /s/ W. BLAKE HAMPSON
     ----------------------------                 ----------------------------
     Name:  Frances O'R. Logan                    Name:  W. Blake Hampson
     Title:  Senior Vice President                Title:  Vice President


By /s/ CARTER VENKAT
     ----------------------------
     Name:  Carter Venkat
     Title:  Corporate Banking Officer

BANK AUSTRIA CREDITANSTALT                   BANK OF MONTREAL
  CORPORATE FINANCE, INC.

                                             By /s/ KAREN KLAPPER
                                                  ----------------------------
By /s/ RICHARD W. VARALLA                         Name:  Karen Klapper
     ----------------------------
     Name:  Richard W. Varalla                    Title:  Director
     Title:  Associate

By /s/ JOHN G. TAYLOR
     ----------------------------
     Name:  John G. Taylor
     Title:  Vice President

THE BANK OF NEW YORK                         BANK OF TOKYO - MITSUBISHI
                                               TRUST COMPANY

By /s/ GERRY GRANOVSKY
     ----------------------------
     Name:  Gerry Granovsky                  By /s/ EMILE ELNEMS
                                                  ----------------------------
     Title:  Vice President                       Name:  Emile Elnems
                                                  Title: Vice President

                                CREDIT AGREEMENT

BHF (USA) CAPITAL CORPORATION                BALANCED HIGH YIELD FUND II LTD.
                                             By : BHF (USA) Capital Corporation
                                             as Attorney-in-fact
By /s/ MICHAEL PELLERITO
     ----------------------------
     Name:  Michael Pellerito
     Title:  Assistant Vice President        By /s/ MICHAEL PELLERITO
                                                  ----------------------------
                                                  Name: Michael Pellerito
                                                  Title:  Assistant V ice
                                                          President
By /s/ CHRISTOPHER DUGGER
     ----------------------------
     Name:  Christopher Dugger
     Title:  Associate                       By /s/ CHRISTOPHER DUGGER
                                                  ----------------------------
                                                  Name: Christopher Dugger
                                                  Title:  Associate

CANADIAN IMPERIAL BANK OF                    CIBC INC.
  COMMERCE

                                             By /s/ LAURA HOM
                                                  ----------------------------
By /s/ WILLIAM M. SWENSON                         Name:  Laura Hom
     ----------------------------
     Name:  William M. Swenson                    Title:  Executive Director
     Title:  Authorized Signatory                         CIBC World Markets
                                                          Corp. as Agent

THE CIT GROUP/EQUIPMENT                      COOPERATIEVE CENTRALE
  FINANCING, INC.                              RAIFFEISEN-BOERENLEENBANK
                                               B.A., "RABOBANK NEDERLAND",
                                               NEW YORK BRANCH
By /s/ J. E. PALMER
     ----------------------------
     Name:  J. E. Palmer
     Title:  Assistant Vice President        By /s/ ALAN E. MCLINTOCK
                                                  ----------------------------
                                                  Name: Alan E. McLintock
                                                  Title: Vice President


                                             By /s/ NANCY O'CONNOR
                                                  ----------------------------
                                                  Name: Nancy O'Connor
                                                  Title: Vice President

                                CREDIT AGREEMENT

CREDIT AGRICOLE INDOSUEZ                     CYPRESSTREE INSTITUTIONAL FUND, LLC
                                               By: CypressTree Investment
                                                   Management
                                               Company, Inc. its Managing Member
By /s/ JOHN MCCLOSKEY
     ----------------------------
     Name:  John McCloskey
     Title:  Vice President, SRM             By /s/ PHILIP C. ROBBINS
                                                  ----------------------------
                                                  Name: Philip C. Robbins
By /s/ RENE LEBLANC                               Title:  Principal
     ----------------------------
     Name:  Rene LeBlanc
     Title:

CYPRESSTREE INVESTMENT FUND, LLC             CYPRESSTREE INVESTMENT
  By: CypressTree Investment Management        MANAGEMENT COMPANY, INC.
  Company, Inc. its Managing Member            As:  Attorney-in-fact and on
                                               behalf of First Allmerica
                                               Financial Life Insurance Company
By /s/ PHILIP C. ROBBINS                       as Portfolio Manager
     ----------------------------
     Name:  Philip C. Robbins
     Title:  Principal                       By /s/ PHILIP C. ROBBINS
                                                  ----------------------------
                                                  Name: Philip C. Robbins
                                                  Title:  Principal

CYPRESSTREE SENIOR FLOATING                  DEBT STRATEGIES FUND, INC.
  RATE FUND
  By: CypressTree Investment Management
  Company, Inc. as Portfolio Manager         By /s/ ANDREW C. LIGGIO
                                                  ----------------------------
                                                  Name: Andrew C. Liggio
                                                  Title: Authorized Signatory
By /s/ PHILIP C. ROBBINS
     ----------------------------
     Name:  Philip C. Robbins
     Title:  Principal

DEBT STRATEGIES FUND II, INC.                DEBT STRATEGIES FUND III, INC.


By /s/ ANDREW C. LIGGIO                      By /s/ ANDREW C. LIGGIO
     ----------------------------                 ----------------------------
     Name:  Andrew C. Liggio                      Name:  Andrew C. Liggio
     Title:  Authorized Signatory                 Title:  Authorized Signatory

                                CREDIT AGREEMENT

EXPORT DEVELOPMENT CORPORATION               FIRST UNION NATIONAL BANK


By /s/ STEPHEN DAVIES                        By /s/ MARK L. COOK
     ----------------------------                 ----------------------------
     Name:  Stephen Davies                        Name:  Mark L. Cook
     Title:  Financial Services Manager-          Title:  Senior Vice President
                 Telecom Team


By /s/ ROBERT FORBES
     ----------------------------
     Name:  Robert Forbes
     Title:  Team Leader-Telecom Team

FLEET NATIONAL BANK                          FLOATING RATE PORTFOLIO
                                               by INVESCO Senior Secured
                                               Management,
                                               Inc. as attorney in fact
By /s/ CHRISTINE CAMPANELLI
     ----------------------------
     Name:  Christine Campanelli
     Title:  Vice President                  By /s/ GREGORY STOECKLE
                                                  ----------------------------
                                                  Name: Gregory Stoeckle
                                                  Title: Authorized Signatory

FOOTHILL CAPITAL CORPORATION                 FOOTHILL INCOME TRUST, L.P.
                                             by: FIT GP, LLC, its general
                                             partner

By /s/ JEFF NIKORA
     ----------------------------
     Name:  Jeff Nikora                      By /s/ JEFF NIKORA
                                                  ----------------------------
     Title:  Executive Vice President             Name:  Jeff Nikora
                                                  Title: Managing Member

FREMONT INVESTMENT & LOAN                    GALAXY CLO 1999-1
                                               By: SAI Investment Advisor,
                                               its Collateral Manager
By /s/ KANNIKA VIRAVAN
     ----------------------------
     Name:  Kannika Viravan
     Title:  Vice President                  By /s/ SABUR MOINI
                                                  ----------------------------
                                                  Name:  Sabur Moini
                                             Title: Authorized Signatory

                                CREDIT AGREEMENT

GENERAL ELECTRIC CAPITAL CORPORATION         GOLDMAN SACHS CREDIT PARTNERS L.P.


By /s/ MOLLY S. FERGUSSON                    By /s/ EDWARD C. FORST
     ----------------------------                 ----------------------------
     Name:  Molly S. Fergusson                    Name:  Edward C. Forst
     Title:  Manager, Operations                  Title:  Authorized Signatory

THE GOVERNOR AND COMPANY                     HELLER FINANCIAL, INC.
  OF THE BANK OF SCOTLAND

                                             By /s/ K. CRAIG GALLEHUGH
                                                  ----------------------------
By /s/ STUART GIBSON                              Name:  K. Craig Gallehugh
     ----------------------------
     Name:  Stuart Gibson                         Title:  Vice President
     Title:  Director, Telecoms & Media

IBM CREDIT CORPORATION                       THE ING CAPITAL SENIOR SECURED
                                               HIGH INCOME FUND, L.P.
                                               by: ING Capital Advisors LLC,
By /s/ THOMAS S. CURCIO                        as Investment Advisor
     ----------------------------
     Name:  Thomas S. Curcio
     Title:  Manager of Credit
                                             By /s/ MICHAEL J. CAMPBELL
                                                  ----------------------------
                                                  Name: Michael J. Campbell
                                                  Title: Senior Vice President &
                                                         Portfolio Manager

ING HIGH INCOME PRINCIPAL PRESERVATION       KEMPER FLOATING RATE FUND
  FUND HOLDINGS, LDC
  by: ING Capital Advisors LLC,
  as Investment Advisor                      By /s/ MARK E. WITTNEBEL
                                                  ----------------------------
                                                  Name: Mark E. Wittnebel
                                                  Title: Senior Vice President
By /s/ MICHAEL J. CAMPBELL
     ----------------------------
     Name:  Michael J. Campbell
     Title:  Senior Vice President &
             Portfolio Manager

                                CREDIT AGREEMENT

KZH CNC LLC                                  KZH CYPRESSTREE-1 LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH HIGHLAND-2 LLC                           KZH III LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH ING-2 LLC                                KZH LANGDALE LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH RIVERSIDE LLC                            KZH SHOSHONE LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH SOLEIL LLC                               KZH SOLEIL 2 LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH STERLING LLC                             KZH WATERSIDE LLC


By /s/ PETER CHIN                            By /s/ PETER CHIN
     ----------------------------                 ----------------------------
     Name:  Peter Chin                            Name:  Peter Chin
     Title:  Authorized Agent                     Title:  Authorized Agent

                                CREDIT AGREEMENT

BANKBOSTON, N.A., as Trust Administrator     MEES PIERSON CAPITAL CORP.
 for Longlane Master Trust IV

By /s/ RENEE A. ROSS                         By /s/ SCOTT T. WEBSTER JR.
     ----------------------------                 ----------------------------
     Name:  Renee A. Ross                         Name:  Scott T. Webster Jr.
     Title:  Managing Director -                  Title:  Vice President
             Credit Derivatives

                                             By /s/ JOHN C. PRENETA
                                                  ----------------------------
                                                  Name: John C. Preneta
                                                  Title:  Executive Vice
                                                          President

MERCANTILE BANK NATIONAL                     MERRILL LYNCH SENIOR FLOATING
 ASSOCIATION                                   RATE FUND, INC.


By /s/ MICHAEL HOMEYER                       By /s/ ANDREW C. LIGGIO
     ----------------------------                 ----------------------------
     Name:  Michael Homeyer                       Name:  Andrew C. Liggio
     Title:  Assistant Vice President             Title:  Authorized Signatory

MERRILL LYNCH SENIOR FLOATING                METROPOLITAN LIFE INSURANCE
  RATE FUND II, INC.                           COMPANY


By /s/ ANDREW C. LIGGIO                      By /s/ JAMES R. DINGLER
     ----------------------------                 ----------------------------
     Name:  Andrew C. Liggio                      Name:  James R. Dingler
     Title:  Authorized Signatory                 Title:  Director

MITSUBISHI TRUST AND BANKING                 MORGAN GUARANTY TRUST COMPANY
  CORPORATION                                  OF NEW YORK


By /s/ BEATRICE E. KOSSODO                   By /s/ JOHN KOWALCZUK
     ----------------------------                 ----------------------------
     Name:  Beatrice E. Kossodo                   Name:  John Kowalczuk
     Title:  Senior Vice President                Title:  Vice President

                                CREDIT AGREEMENT

MORGAN STANLEY DEAN WITTER                   MORGAN STANLEY DEAN WITTER PRIME
  PRIME INCOME TRUST                           RATE INCOME TRUST(1)


By /s/ SHEILA A. FINNERTY                    By
     ----------------------------
     Name:  Sheila A. Finnerty                    Name:
     Title:  Vice President                       Title:

MOTOROLA CREDIT CORPORATION                  NORTH AMERICAN SENIOR
                                               FLOATING RATE FUND
                                               By: CypressTree Investment
                                                   Management
By /s/ WALTER F. KEATING III                   Company, Inc. its Managing Member
     ----------------------------
     Name:  Walter F. Keating III
     Title:  Vice President
                                             By /s/ PHILIP C. ROBBINS
                                                  ----------------------------
                                                  Name: Philip C. Robbins
                                                  Title:  Principal

OCTAGON LOAN TRUST                           OLYMPIC FUNDING TRUST, SERIES
  By: Octagon Credit Investors,              1999-1(2)
  as manager
                                             By
                                                  ----------------------------
                                                  Name:
By /s/ ANDREW D. GORDON                           Title:
     ----------------------------
     Name:  Andrew D. Gordon
     Title:  Portfolio Manager

PACIFIC REDWOOD CBO                          PILGRIM PRIME RATE TRUST
                                               By: Pilgrim Investments, Inc.
By /s/ LORI A. JOHNSTONE                       as its investment manger
     ----------------------------
     Name:  Lori A. Johnstone
     Title:  Assistant Vice President
                                             By /s/ JEFFREY A. BAKALAR
                                                  ----------------------------
By /s/ MICHAEL LONG                               Name:  Jeffrey A. Bakalar
     ----------------------------
     Name:  Michael Long                          Title:  Vice President
     Title:  Assistant Vice President

(1) Not executed; to become a Lender pursuant to assignment.
(2) Not executed; to become a Lender pursuant to assignment.


                                CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION               ROYAL BANK OF CANADA


By /s/ JOHN T. WILDEN                        By /s/ ANDREW C. WILLIAMSON
     ----------------------------                 ----------------------------
     Name:  John T. Wilden                        Name:  Andrew C. Williamson
     Title:  Vice President                       Title:  Senior Manager

THE ROYAL BANK OF SCOTLAND PLC               SENIOR HIGH INCOME PORTFOLIO, INC.


By /s/ KAREN L. STEFANCIC                    By /s/ ANDREW C. LIGGIO
     ----------------------------                 ----------------------------
     Name:  Karen L. Stefancic                    Name:  Andrew C. Liggio
     Title:  Vice President                       Title:  Authorized Signatory

SKANDINAVISKA ENSKILDA BANKEN,               SOCIETE GENERALE
  NEW YORK BRANCH

                                             By /s/ C. J. CONA
By /s/ P. MONTEMURRO                              Name:  C. J. Cona
     ----------------------------                 ----------------------------
     Name:  P. Montemurro                         Title:  Vice President
     Title:  Vice President


By /s/ LARS NYBOUN
     ----------------------------
     Name:  Lars Nyboun
     Title:  Assistant Vice President

SRF TRADING, INC.(3)                           STEIN ROE & FARNHAM INCORPORATED,
                                               as agent for Keyport Life
                                               Insurance Company(4)

By
     ----------------------------
     Name:                                   By
                                                  ----------------------------
     Title:                                       Name:
                                                  Title:

(3) Not executed; to become a Lender pursuant to assignment.
(4) Not executed; to become a Lender pursuant to assignment.


                                CREDIT AGREEMENT

TRAVELERS CORPORATE LOAN FUND(5)             THE TRAVELERS INSURANCE COMPANY


By                                           By /s/ JOHN W. PETCHLER
     ----------------------------                 ----------------------------
     Name:                                        Name:  John W. Petchler
     Title:                                       Title:  Second Vice President

UBS AG, LONDON BRANCH                        U.S. BANK NATIONAL ASSOCIATION


By /s/ JAMES J. DUPLESSIE                    By /s/ RAYMOND S. OSBURN
     ----------------------------                 ----------------------------
     Name:  James J. Duplessie                    Name:  Raymond S. Osburn
     Title:  Executive Director                   Title:  Assistant Vice
                UBS AG, New York Branch                   President


By /s/ HERBERT E. SEIF
     ----------------------------
     Name:  Herbert E. Seif
     Title:  Managing Director
                UBS AG, New York Branch

WADDELL & REED INVESTMENT                    WINGED FOOT FUNDING TRUST
  MANAGEMENT COMPANY

                                             By /s/ KELLY C. WALKER
                                                  ----------------------------
By /s/ JOHN E. SUNDEEN, JR.                       Name:  Kelly C. Walker
     ----------------------------
     Name:  John E. Sundeen, Jr.                  Title:  Authorized Agent
     Title:  Senior Vice President

(5) Not executed; to become a Lender pursuant to assignment.


                                CREDIT AGREEMENT

KZH CRESCENT LLC                             KZH CRESCENT-2 LLC


By /s/ V. CONWAY                             By /s/ V. CONWAY
     ----------------------------                 ----------------------------
     Name:  Virginia Conway                       Name:  Virginia Conway
     Title:  Authorized Agent                     Title:  Authorized Agent

KZH CRESCENT-3 LLC                           UNITED OF OMAHA LIFE INSURANCE
                                               COMPANY
                                                  By: TCW Asset Management
By /s/ V. CONWAY                                      Company, its Investment
     ----------------------------
     Name:  Virginia Conway                           Advisor
     Title:  Authorized Agent
                                             By /s/ MARK L. GOLD
                                                  ----------------------------
                                                  Name:  Mark L. Gold
                                                  Title: Managing Director


                                             By /s/ JONATHAN R. INSULL
                                                  ----------------------------
                                                  Name: Jonathan R. Insull
                                                  Title: Vice President

SEQUILS I, LTD                               CRESCENT/MACH 1 PARTNERS, L.P.
                                               by: TCW Asset Management Company
  By:  TCW Advisors, Inc., as its              Its Investment Manager
          Collateral Manager

                                             By /s/ JONATHAN R. INSULL
                                                  ----------------------------
By MARK L. GOLD                                   Name:  Jonathan R. Insull
     ----------------------------
     Name:  Mark L. Gold                          Title:  Vice President
     Title:  Managing Director


By /s/ JONATHAN R. INSULL
     ----------------------------
     Name:  Jonathan R. Insull
     Title:  Vice President

                                CREDIT AGREEMENT

WESTDEUTSCHE LANDESBANK
  GIROZENTRALE


By /s/ MICHAEL J. WYNNE
     ----------------------------
     Name:  Michael J. Wynne
     Title:  Managing Director


By /s/ MICHAEL D. PEIST
     ----------------------------
     Name:  Michael D. Peist
     Title:  Vice President

                                CREDIT AGREEMENT